Preliminary Offering Circular dated April 2, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

BacTech Environmental Corporation

$1,000,000

A Maximum Offering Price between $0.01 and $0.03 per Share*

Minimum Offering: 1,000,000 Shares ($______)

Maximum Offering: 100,000,000 Shares ($______)

This is the public offering of securities of BacTech Environmental Corporation, an Ontario, Canada corporation. We are offering 100,000,000 shares of our common stock, no par value (“Common Stock”), at an offering price of $_______ per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 1,000,000 Offered Shares ($_________); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “BCCEF.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Securities Offered by the Company	Price Per Share to Public	Total Number of Shares Being Offered	Broker-Dealer discount and commissions (1)	Proceeds to issuer (2)
Per Share of Common Stock	$		$-	$
Total Minimum	$		$-	$
Total Maximum	$	100,000,000	$-	$

(1)	We may offer the shares of our common stock through registered broker-dealers or a selling agent and we may pay finders, although we have no current arrangements to do so. We currently do not have any specific plans or arrangements to use a selling agent, broker-dealer or finder; however, if we choose to do so in the future, information about any such broker dealer, selling agent, or finder shall be disclosed in an amendment to this Offering Circular.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $30,000. See “Plan of Distribution.”

* We are relying Rule 253(b) with respect to the determination of the purchase price per share of common stock in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of shares of our common stock pursuant to this offering. An Issuer may raise an aggregate of $50.0 million in a 12-month period pursuant to Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our Board of Directors used its business judgment in setting a value of $_______ per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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In this Offering Circular, unless the context indicates otherwise, references to “BacTech Environmental Corporation”, “BacTech”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of BacTech Environmental Corporation.

The high, and low closing rates for United States dollars for each of the three years in the period ended December 31, 2019, as quoted by the OTC Markets, were as follows:

	Year ended December 31
	2019	2018	2017

High	$0.025	$0.04	$0.0415
Low	$0.006	$0.022	$0.0145

On December 31, 2019, the daily rate for United States dollars in terms of the Canadian dollar, as quoted by the Bank of Canada, was US$1.00 = $1.3269.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. Information filed on BacTech’s SEDAR profile at www.sedar.com is available for informational purposes and does not constitute part of this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the BacTech website, www.Bactechgreen.com. The contents of the BacTech website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in, or otherwise a part of, this offering circular.

We, and if applicable, those selling Common Stock on our behalf in this offering, will be permitted to make a determination that the purchasers of Common Stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”). For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance our business strategy.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

BacTech Environmental Corporation (“BacTech” or “the Company”) was incorporated on October 5, 2010 in the Province of Ontario, Canada. The Company is a publicly traded, Canadian-listed (CSE:BAC), environmental company operating in the mineral processing and mine tailings remediation areas. The Company also trades on the OTC market in the United States under the symbol BCCEF. BacTech uses its proprietary bioleaching (or bio-oxidation) technology to liberate metals from difficult to treat, sulphide-based ores and concentrates. Specifically, BacTech targets projects/areas where arsenic is an environmental issue as the bioleach process produces a stable ferric arsenate compound that does not leach arsenic into the environment. The end product for arsenic is ferric arsenate, which is a US Environmental Protection Agency branded landfill disposable form of arsenic. The Company has built three bioleach plants to date, all of which were built under a licensing agreement with mine owners for processing arsenopyrite-rich material. The present process involves the roasting or burning of sulphide mineralization that produces SO2 emissions and residual arsenic trioxide ash that is extremely toxic (see Giant Mine, Yellowknife, NWT, Canada).

BacTech’s bioleaching process was originally developed in the late 1980s. Researchers at King’s College, London, England were investigating the use of bacteria to reduce the amount of sulphur mined in coal to produce a cleaner burning fuel. The technology was purchased by an Australian consortium and relocated to Perth, Australia in 1988. The Company’s first bioleach plant was built in 1994 at the Youanmi Mine in Western Australia. The Youanmi plant successfully commercialized the technology which is a key factor in the introduction of new technologies in mining. This was followed in 1997 by a second plant at Beaconsfield that processed material for 15 years in Tasmania, and Laizhou, China in 2001. The Chinese plant was doubled to 200 tons per day in 2008 All of these projects were completed under a license agreement between BacTech and the customer.

In 2010, REBgold Corporation (formerly BacTech Mining Corp.) created BacTech Environmental Corporation under a Plan of Arrangement. The new shares in BacTech Environmental were spun out to the shareholders of BacTech Mining on a pro-rata basis. This was done to allow BacTech to focus on the environmental side of mining. BacTech Environmental Corporation, the SpinCo, licensed REBgold’s bioleaching technology on a royalty free, perpetual and exclusive basis.

The business plan for the Company is to apply bioleaching technology to mineral processing and reclamation projects to remove the harmful elements such as arsenic and sulphur from the environment, where this can be assisted by a positive cash flow from metal recovery. Examples of metals which could potentially be extracted include gold, silver, cobalt, nickel, copper, uranium and zinc.

Our fiscal year-end date is December 31.

Our mailing address is Suite 409, 37 King St. East Toronto, Ontario M5C 1E9, Canada. Our telephone number is (416) 813-0303. Our website is www.bactechgreen.com and our email address is info@bactechgreen.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades on the Canadian Securities Exchange under the symbol BAC and on OTCMarket Pink Open Market Sheets under the symbol BCCEF.

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THE OFFERING

Issuer:	BacTech Environmental Corporation

Securities offered:	A maximum of 100,000,000 shares of our common stock, no par value (“Common Stock”) at an offering price of $_______ per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	101,153,756 issued and outstanding as of December 31, 2019

Number of shares of Common Stock to be outstanding after the offering	201,153,756 shares, if the maximum amount of Offered Shares are sold

Price per share:	$_______

Maximum offering amount:	100,000,000,000 shares at $_______ per share, or $1,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the CSE under the symbol “BAC” and on the OTC Markets Pink Open Market Sheets division under the symbol “BCCEF.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $970,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those company’s securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early stage enterprise and has commenced principal operations. The Company had minimal revenues and has incurred losses of $1,273,778 for the year ended December 31, 2018. In addition, the Company incurred losses of $891,357 for the nine-month period ending September 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Risks Relating to Our Financial Condition

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to build our facilities, enter into agreements with mining operations, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

As a Canadian incorporated and resident company, our financial statements are prepared using International Financial Reporting Standards (“IFRS”), accounting principles, which are different than the accounting principles under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Our financial statements have been prepared in accordance with IFRS. IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements. Regulation A permits Canadian issuers such as BacTech to prepare and file their financial statements in accordance with IFRS rather than U.S. Investors who are not familiar with IFRS may misunderstand certain information presented in our financial statements. Accordingly, we suggest that readers of our financial statements familiarize themselves with the provisions of IFRS accounting principles in order to better understand the differences between these two sets of principles.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any profit and may not in the near future, if at all. While we expect revenue to begin, we cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Ross Orr, Louis R. Nagy and John C. Gingerich. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of mining, mine remediation, bioleaching, heap-leaching or other related processes. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to continue to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $100,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the CSE and OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and no revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and no revenue, lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our bioleaching process; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

We are offering our shares of Common Stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers make our shares of Common Stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements, which may make our shares of Common Stock less attractive to investors who are accustomed to traditional initial public offerings that are subject to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our shares of Common Stock, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our shares of Common Stock, we may be unable to raise the necessary funds necessary to continue developing our Programs, which could severely affect the value of our shares of Common Stock.

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standard that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with all public accounting standards.

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Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional public offering on Form S-1.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

-our ability to integrate operations, technology, products and services;

-our ability to execute our business plan;

-operating results below expectations;

-our issuance of additional securities, including debt or equity or a combination thereof;

-announcements of technological innovations or new products by us or our competitors;

-loss of any strategic relationship;

-industry developments, including, without limitation, changes in competition or practices;

-economic and other external factors;

-period-to-period fluctuations in our financial results; and

-whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

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We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and implementation of our bioleaching process. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue an unlimited amount of shares of common stock. We have issued and outstanding, as of December 31, 2019, 101,153,756 shares of common stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control BacTech Environmental Corporation, it is not likely that you will be able to elect directors or have any say in the policies of BacTech Environmental Corporation

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of BacTech Environmental Corporation beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

We could be subject to litigation, allegations or other legal claims.

Our assets or our business activities may be subject to disputes that may result in litigation or other legal claims. We may be subject to allegations through press, social media, the courts or other mediums that may or may not be founded. We may be required to respond to or defend against these claims and/or allegations, which will divert resources away from our principal business. There can be no assurance that our defense of such claims and/or allegations would be successful, and we may be required to make material settlements. This could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

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We rely on third parties to fulfill their obligations under agreements.

Our business strategy may include entering into agreements with third-parties (“Third-parties”), who may earn the right to obtain an interest in certain of our projects, in part by managing the respective project. Whether or not we hold a majority interest in a respective project, the Third-parties may: (i) have economic or business interests or goals that are inconsistent with or opposed to ours; (ii) exercise veto rights to block actions that we believe to be in the best interests of the project; (iii) take action contrary to our policies or objectives; or (iv) as a result of financial or other reasons, be unable or unwilling to fulfill their obligations under the respective joint venture, option, earn-in right or other agreement(s), such as contributing capital for the expansion or maintenance of projects. Any one or a combination of these could result in liabilities for us and/or could adversely affect the value of the related project(s) and, by association, damage our reputation and consequently our ability to acquire or advance other projects and/or attract future third-parties.

Our exploration and development interests are subject to evolving environmental regulations.

Our property and royalty interests are subject to environmental regulations. Environmental legislation is becoming more restrictive in some jurisdictions, with stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our interests. Currently, our focus is on accessing or acquiring property and royalty interests in the Ponce region of Ecuador.

We are subject to risks in relation to the public Health, Safety and Community Relations

BacTech’s operations are subject to various health and safety laws and regulations that impose various duties on the Company in respect of its operations, relating to, among other things, worker safety and the surrounding communities. These laws and regulations also grant the relevant authorities’ broad powers to, among other things, close unsafe operations and order corrective action relating to health and safety matters. The costs associated with the compliance with such health and safety laws and regulations may be substantial and any amendments to such laws and regulations, or more stringent implementation thereof, could cause additional expenditure or impose restrictions on, or suspensions of, BacTech’s operations. BacTech expects to make significant expenditures to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near BacTech’s proposed operations, but there can be no guarantee that these expenditures will ensure BacTech’s compliance with applicable laws and regulations and any non-compliance may have a material and adverse effect on BacTech.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by environmental nuisance, the release of hazardous substances or other waste material into the environment on or around our properties. There can be no assurance that our defense of such claims would be successful. This could have a material adverse effect on our business prospects, financial condition, results of operation, and corporate reputation.

We may have or acquire material undisclosed environmental liabilities of which we are not aware.

Mining in the Ponce region of Ecuador has been ongoing for close to a century. Since inception the Company has been involved in numerous exploration projects in many jurisdictions. There may be environmental liabilities associated with the current mining practices and disturbances at any of these projects for which the Company may be identified as a potentially responsible party, regardless of its level of involvement in creating the related disturbance. We may not be aware of such claims against the Company until regulators provide notice thereof. Consequently, we may have material undisclosed environmental responsibilities which could negatively affect our business prospects, financial condition and cash flows, results of operations, and corporate reputation.

Our bioleaching, development activities, strategic transactions, or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to add value.

Substantial expenditures are required to discover properties that bioleaching would be an adequate solution to their mineral extraction and pollutant reduction needs, as well as establishing mineral reserves through heap leach analysis, and processing facilities and infrastructure at any site chosen for mining. We cannot be assured that any mineral reserves or mineral resources acquired, discovered or established will be in sufficient quantities or at sufficient grades to justify commercial operations, attract a strategic partner or strategic transaction, or that the funds invested in them will ever be recovered.

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Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000) will be $970,000. We will use these net proceeds for the following:

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at $.01 per share. No assurance can be given that we will raise the full $1,000,000 as reflected in the following table:

Shares Offered(% Sold)	100,000,000 Shares Sold (100%)	75,000,000 Shares Sold (75%)	50,000,000 Shares Sold (50%)	25,000,000 Shares Sold (25%)
Gross Offering Proceeds	$1,000,000	$750,000	$500,000	$250,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	25,000	25,000	25,000	25,000
Total Offering Expenses	30,000	30,000	30,000	30,000
Total Net Offering Proceeds	970,000	720,000	470,000	220,000
Principal Uses of Net Proceeds (2)
Gold Recovery Bio-Leach Test Work	$50,000	$50,000	$50,000	$50,000
Preliminary Economic Assessment	$100,000	$100,000	$100,000	$100,000
Bankable Feasibility Study	$250,000	$250,000	$250,000	$50,000
Permitting	$200,000	$200,000	$0	$0
Land Acquisition	$300,000	$100,000	$0	$0
Total Principal Uses of Net Proceeds	$900,000	$700,000	$450,000	$200,000
Amount Unallocated	70,000	$20,000	$20,000	$20,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2018 was $(3,250,039) or $(0.0498) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

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The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $0.01 in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.01	$0.01	$0.01	$0.01
Historical net tangible book value per share as of December 31, 2018 (1)	(0.0498)	(0.0498)	(0.0498)	(0.0498)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(0.036)	(0.0317)	(0.257)	(0.0162)
Net tangible book value per share, after this offering	(0.0138)	(0.018)	(0.0257)	(0.0162)
Dilution per share to new investors	0.0238	0.0280	0.0341	0.0436

(1)	Based on net tangible book value as of December 31, 2018 of $3,250,039 and 65,312,919 outstanding shares of Common stock as of December 31, 2018.
(2)	After deducting estimated offering expenses of $30,000.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $0.03 in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.03	$0.03	$0.03	$0.03
Historical net tangible book value per share as of December 31, 2018 (1)	(0.0498)	(0.0498)	(0.0498)	(0.0498)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(0.0266)	(0.0217)	(0.0158)	(0.0086)
Net tangible book value per share, after this offering	(0.0231)	(0.0280)	(0.0339)	(0.0411)
Dilution per share to new investors	0.0531	.0580	.0639	.0711

(1)	Based on net tangible book value as of December 31, 2018 of $3,250,039 and 65,312,919 outstanding shares of Common stock as of December 31, 2018.
(2)	After deducting estimated offering expenses of $30,000.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

The financial statements are compliant and up to date with all new financial accounting standards, as noted per IFRS. The Company has elected to not delay compliance with any new or revised financial accounting standard. The Company’s fiscal year end is December 31. Additional information regarding the Company will be available through the SEDAR website at www.sedar.com.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

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RESULTS OF OPERATIONS

Working Capital	September 30, 2019 $	December 31, 2018 $
Cash	1,243	25,900
Current Assets	21,473	139,809
Current Liabilities	4,065,569	3,323,813
Working Capital (Deficit)	(4,044,096)	(3,184,004)

Cash Flows	September 30, 2019 $	September 30, 2018 $
Cash Flows provided by (used in) Operating Activities	(257,157)	(666,598)
Cash Flows provided by Financing Activities	232,500	686,798
Cash Flows used in Investing Activities	-	-
Net Increase (decrease) in Cash During Period	(24,657)	20,200

Results for the Three Months Ended September 30, 2019 Compared to the Three Months Ended September 30, 2018

Operating Revenues

The Company’s revenues were $nil for the three months ended September 30, 2019 compared to $nil for the same period in 2018.

Cost of Revenues

The Company’s cost of revenues was $nil for the three months ended September 30, 2019 compared to $nil for the same period in 2018.

Gross Profit

For the three months ended September 30, 2019, the Company’s gross profit was $nil compared to $nil for the same period in 2018.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, purchasing of products, marketing and legal and accounting expenses. For the three months ended September 30, 2019 and September 30, 2018, general and administrative expenses decreased to $153,000 from $186,886 for the same period in 2018.

Other Income (Expense)

Other income (expense) for the three months ended September 30, 2019, there was a $nil compared to $nil for the same three-month period in 2018.

Net Income (loss)

Our net loss for the three months ended September 30, 2019, was $(265,714) compared with net loss of $(324,382) for the three months ended September 30, 2018. The $265,714 for the three months ended September 30, 2019 was mainly composed of operating and administrative costs, finance charges and project expenditures.

Results for the Nine Months Ended September 30, 2019 Compared to the Nine Months Ended September 30, 2018

Operating Revenues

The Company’s revenues were $nil for the nine months ended September 30, 2019 compared to $nil for the same period in 2018.

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Cost of Revenues

The Company’s cost of revenues was $nil for the nine months ended September 30, 2019 compared to $nil for the same period in 2018.

Gross Profit

For the nine months ended September 30, 2019, the Company’s gross profit was $nil compared to $nil for the same period in 2018.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, purchasing of products, marketing and legal and accounting expenses. For the nine months ended September 30, 2019 and September 30, 2018, general and administrative expenses decreased to $447,165 from $563,808 for the same period in 2018. The $116,643 decrease is primarily attributable to a decrease in general and administrative expenses due to a reduction in operations in the company.

Other Income (Expense)

Other income (expense) consisted of interest income from third-party notes. For the nine months ended September 30, 2019, there was a $20,000 gain incurred due to a licensing fee. There was a $47,763 loss on from the settlement of debt for the same period in 2018.

Net Income (loss)

Our net loss for the nine months ended September 30, 2019, was $(891,357) compared with net loss of $(950,996) for the nine months ended September 30, 2018. The net loss is influenced by the matters discussed above.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties and third parties, through capital investment and borrowing of funds.

At September 30, 2019, the Company had total current assets of $21,473, compared to $139,809 at December 31, 2018. Current assets consisted primarily of prepaid expenses. The decrease in current assets $118,336 was primarily attributed to a decrease in prepaid expenses of $97,549 and cash of $24,657.

At September 30, 2019, the Company had total current liabilities of $4,065,569 compared to $3,389,848 at December 31, 2018. Current liabilities consisted primarily of the accrued liabilities and accounts payable. The increase in our current liabilities was attributed to the increase in the accrued liabilities and accounts payable of 472,615 and the increase in Current portion of debentures of $269,141.

We had negative working capital of $4,044,096 as of September 30, 2019 compared to 3,184,004 as of December 31, 2018.

Cashflow from Operating Activities

During the nine months ended September 30, 2019, cash used in operating activities was $257,157 compared to $666,598 for the nine months ended September 30, 2018. The decrease in the amounts of cash used for operating activities was primarily due to the decrease in general and administrative expenses in relation to our decreased operations in our subsidiaries.

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Cashflow from Investing Activities

During the nine months ended September 30, 2019 cash used in investing activities was $nil compared to $nil for the nine months ended September 30, 2018.

Cashflow from Financing Activities

During the nine months ended September 30, 2019, cash provided by financing activity was $232,500 compared to $686,798 provided during the nine months ended September 30, 2018.

Results for the Year Ended December 30, 2017 through December 31, 2018

Working Capital	For the year ended December 31, 2017 $	December 31, 2018 $
Cash	22,477	25,900
Current Assets	156,618	139,809
Current Liabilities	2,388,331	3,323,813
Working Capital (Deficit)	(2,231,713)	(3,184,004)

Cash Flows	For the year ended December 31, 2017 $	December 31, 2018 $
Cash Flows from (used in) Operating Activities	(887,826)	(902,375)
Cash Flows from (used in) Investing Activities	-	-
Cash Flows from (used in) Financing Activities	909,200	905,798
Net Increase (decrease) in Cash During Period	3,423	21,374

Operating Revenues

The Company’s revenues were $nil for the year ended December 31, 2017 compared to $nil for the year ended December 31, 2018.

Cost of Revenues

The Company’s cost of revenues was $nil for the year ended December 31, 2017 compared to $nil for the year ended December 31, 2018.

Gross Profit

For the year ended December 31, 2017, the Company’s gross profit was $nil compared to $nil for the year ended December 31, 2018.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, relating to preparing a private memorandum and accounting expenses. For the year ended December 31, 2017 compared to the year ended December 31, 2018, general and administrative expenses decreased from $879,315 to $733,065 for the year ended December 31, 2018 representing a decrease of $146,250 or 20%. The $146,250 decrease is primarily attributable to a decrease in operations.

Other Income (Expense)

Other income (expense) consisted of $(62,038) for the year ended December 31, 2017. For the year ended December 31, 2018 other income (expense) consisted of $(47,763) and primarily consisted of a gain from settlement debt.

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Net Loss

Our net loss for the year ended December 31, 2017 was $(1,408,342) compared with a net loss of $(1,273,778) for the year ended December 31, 2018. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2017, the Company had total current assets of $156,618 compared to $139,809 at December 31, 2018. Current assets consisted primarily of prepaid expenses. The decrease in current assets of $16,809 was primarily attributed to a decrease in prepaid expenses of $19,902.

At December 31, 2017, the Company had total current liabilities of $2,388,331 compared to $3,323,813 at December 31, 2018. Current liabilities consisted primarily of the accrued liabilities, accounts payable, loan payable and current portion of debentures. The increase in our current liabilities was attributed to the increase in amounts owed to related party and notes payable to a third party.

We had negative working capital of $2,231,713 as of December 31, 2017 compared to a negative working capital of $3,184,004 as of December 31, 2018.

Cashflow from Operating Activities

During the year ended December 31, 2017, cash provided by (used in) operating activities was $(887,826) compared to $(902,375) for the year ended December 31, 2018. The increase in the amounts of cash provided by operating activities was primarily due to the increase in cash used in operations of $14,549.

Cashflow from Investing Activities

During the year ended December 31, 2017, cash used in investing activities was $nil compared to $nil for the year ended December 31, 2018.

Cashflow from Financing Activities

During the year ended December 31, 2017, cash provided by financing activity was $909,200 compared to $905,798 provided during the year ended December 31, 2018.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of December 31, 2018, the Company has a net loss of $1,273,778, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of operating in the mineral processing and mine tailings remediation areas, using our proprietary Bioleaching processes.

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Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, build our mineral processing facilities, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

The financial statements are compliant and up to date with all new financial accounting standards, as noted per IFRS. The Company has elected to not delay compliance with any new or revised financial accounting standard. The Company’s fiscal year end is December 31. Additional information regarding the Company will be available through the SEDAR website at www.sedar.com.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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BacTech Environmental Corporation

Summary

BacTech Environmental Corporation (“BacTech”) is a publicly traded, Canadian-listed (CSE:BAC), environmental company operating in the mineral processing and mine tailings remediation areas. The Company also trades on the OTC market in the United States under the symbol BCCEF. BacTech uses its proprietary bioleaching (or bio-oxidation) technology to liberate metals from difficult to treat, sulphide-based ores and concentrates. Specifically, BacTech targets projects/areas where arsenic is an environmental issue as the bioleach process produces a stable ferric arsenate compound that does not leach arsenic into the environment. The end product for arsenic is ferric arsenate, which is a US Environmental Protection Agency branded landfill disposable form of arsenic. The Company has built three bioleach plants to date, all of which were built under a licensing agreement with mine owners for processing arsenopyrite-rich material. The present process involves the roasting or burning of sulphide mineralization that produces SO2 emissions and residual arsenic trioxide ash that is extremely toxic (see Giant Mine, Yellowknife, NWT, Canada).

BacTech’s bioleaching process was originally developed in the late 1980’s. Researchers at King’s College, London, England were investigating the use of bacteria to reduce the amount of sulphur mined in coal to produce a cleaner burning fuel. The technology was purchased by an Australian consortium and relocated to Perth, Australia in 1988. The Company’s first bioleach plant was built in 1994 at the Youanmi Mine in Western Australia. The Youanmi plant successfully commercialized the technology which is a key factor in the introduction of new technologies in mining. This was followed in 1997 by a second plant at Beaconsfield, Australia that processed material for 15 years in Tasmania, and lastly a plant was built in Laizhou, China in 2001. The Laizhou plant was doubled to 200 tons per day in 2008 All of these projects were completed under a license agreement between BacTech and the customer.

Corporate History

BacTech Environmental Corporation was incorporated by REBgold Corporation (“REBgold” and formerly known as BacTech Mining Corporation) on October 5, 2010 under the Canada Business Corporations Act. Through the completion of the Plan of Arrangement, the Company was granted a perpetual, exclusive, royalty free license to use REBgold Corporation’s proprietary bioleaching technology (“BACOX”) in the remediation business for mining wastes and was listed on what is today the Canadian Stock Exchange under the symbol “BAC”.

The BACOX technology utilizes bacteria to liberate precious and base metals and has been traditionally used to treat difficult-to-treat sulphide ores and concentrates. The business plan for the Company is to apply the bioleaching technology to abatement and reclamation projects to remove harmful elements such as arsenic and sulphur from the environment, where this can be assisted by a positive cash flow from metal recovery. Examples of metals which can be extracted include gold, silver, cobalt, nickel, copper, uranium and zinc.

Bioleaching is an environmentally friendly process technology for treating difficult-to-treat sulphide ores and concentrates. By replacing smelting and/or roasting with a bioleach process, the production of sulphur dioxide emissions, which is the primary source of acid rain, and arsenic trioxide are eliminated. Furthermore, the capital and operating costs of a bioleach facility are significantly less when compared to other existing treatment methods.

To date, we have completed our concepts and require funds to continue the development and marketing of our products. As of the date of this Offering Circular, the registrant has material operations and has generated revenues in its corporate history.

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BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Our Business Overview

Our Company

BacTech Environmental Corporation is an environmental company operating in the mineral processing and mine tailings remediation areas. BacTech uses its proprietary bioleaching (or bio-oxidation) technology to liberate metals from difficult to treat, sulphide-based ores and concentrates. Specifically, BacTech targets projects/areas where arsenic is an environmental issue as the bioleach process produces a stable ferric arsenate compound that does not leach arsenic into the environment. The Company has built three bioleach plants to date, all of which were built under a licensing agreement with mine owners for processing arsenopyrite-rich material.

The technology was originally developed in the late 1980s. Researchers at King’s College, London, England were investigating the use of bacteria to reduce the amount of sulphur in coal to produce a cleaner burning fuel. The technology was purchased by an Australian consortium and relocated to Perth, Australia in 1988. The Company’s first plant was built in 1994 at the Youanmi Mine in Western Australia. This was followed in 1997 by Beaconsfield in Tasmania and Laizhou, China in 2001. The Chinese plant was doubled in size in 2008.

In 2011, REBgold Corporation (formerly BacTech Mining Corp.) created BacTech Environmental Corporation under a Plan of Arrangement. This was done to allow BacTech to focus on the environmental side of mining. REBgold Corporation was acquired by Aquila Resources and is a subsidiary of same. BacTech Environmental, the spinco, licensed REBgold’s bioleaching technology on a royalty free, perpetual and exclusive license basis.

SnowLake License Agreement

On March 1, 2019, the Company entered into a License Agreement (“Snowlake Agreement”) with GMR Inc. (“GMR”), for the use of the Company’s gold recovery technology. The Company agrees to provide GMR with the technology to recover gold from contaminated refractory tailings. Technology includes but is not limited to all the proprietary knowledge, information, methodology, specifications, engineering requirements and design parameters and operational practices necessary to achieve a minimum recovery of 90%. An advance royalty fee of $20,000 will be applicable at the time of signing and such fee shall be creditable against BAC undiluted equity interest in the project. The license is limited to the Project which is defined as the Regional Municipality of Snow Lake in the Province of Manitoba.

The Company’s role is the development and application of our proprietary gold recovery/ technology to the Project and as such, will be responsible as the Technical Operating Authority with respect to gold recover throughout the term of the Project.

GMR’s role is to develop and manage all other aspects of the Project including but not limited to:

●	Secure the exclusive rights to the Project.
●	Establish strong relationships with all stakeholders including First Nations, the Municipality of Snow Lake and its residents, the Province of Manitoba and the Government of Canada.
●	Negotiate access to the Project with HudBay Minerals
●	Assess the economic viability of the Project including an updated PEA
●	Develop and an implement proprietary optimal corporate structure and financing solutions to increase the economic viability of the Project on a zero-cost basis to the Province of Manitoba.
●	Permit the Project including completion of the Environmental Assessment Report and all associated and supporting studies as required.
●	Manage the overall development, operation and conclusion of the Project

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Term

This agreement shall have an effective date of March 1st, 2019 and shall continue for a period of three (3) years or until terminated by mutual written consent at any time subject to the specific rights of termination provided for herein. On the date that GMR secures an exclusive contract from the Province of Manitoba for the Project, the term will automatically extend an additional seven (7) years for a total term of ten (10) years from the effective date. Notwithstanding this automatic extension, if GMR is unsuccessful in securing an exclusive contract, we will have the right to terminate the contract after thee (3) years.

The foregoing descriptions of the Snowlake Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 6.1 to this Regulation A Offering, and is incorporated herein by reference.

Employment Agreement

On December 1, 2012 the Company entered into an Employment Agreement (“Orr Agreement”) with its CEO and Director, Ross Orr, wherein Mr. Orr agreed to serve as an employee of the Company in consideration of $18,750 per month with incentive compensation of 1% of the Employees annual base salary for each $0.01 in earnings per share reported by the Company, 1% of net present value of each commercial bioleach facility that the Employee brings to commercial operation and a cash bonus in such amount as may be determined by the Board of Directors. His duties as an Employee of the Company will be mainly to provide executive management and corporate finance duties as well as project management and budgeting strategy. The term of the contract is for an indefinite period unless terminated for cause as per section 6 of the Orr Agreement.

On January 1, 2018, the Company entered into an Employment Agreement (“Nagy Agreement”) with its CFO and Director, Louis Nagy; wherein, Mr. Nagy agreed to serve as an employee of the Company in consideration of $15,000 per month; however, until he is performing his services on a full time basis his monthly salary will only be $5,000 per month. The Nagy Agreement also contains incentive compensation of 1% of the Employees annual base salary for each $0.01 in earnings per share reported by the Company, 1% of net present value of each commercial bioleach facility that the Employee brings to commercial operation and a cash bonus in such amount as may be determined by the Board of Directors. His duties as an Employee of the Company will be mainly to provide executive management and corporate finance duties as well as duties related to financial activities and accounting of the Company. The term of the contract is for an indefinite period unless terminated for cause as per section 6 of the Nagy Agreement.

The foregoing descriptions of the Orr and Nagy Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibit 6.2 and Exhibit 6.3 to this Regulation A Offering, respectively, and are incorporated herein by reference.

BioLeaching Process

Bioleaching or Bacterial Oxidation

In the mid to late 1980’s, Goldfields of South Africa announced the completion of the Fairview bioleach plant, the first of its kind in mining. Not long after, BacTech was created in Perth, Australia to develop its own version of bioleaching technology. Since that time BacTech has built, under license, 3 plants for gold processing and completed a $5M demonstration plant in Monterrey, Mexico for testing bioleaching for copper sulphides.

The presence of sulphide material is a must for a successful bioleach plant. This is due to the naturally occurring bacteria deriving their energy through the oxidation of sulphides. The sulphide mineralization of choice for bioleaching would be refractory arsenopyrite. This is due to fact that the liberated arsenic is coupled with iron during precipitation to produce a stable ferric arsenate compound. This is important as there doesn’t seem to be any adverse effects on the bacteria for arsenic levels up to 20% in a concentrate. Compare this to the stringent World Health Organization’s guidelines for capping the burning of arsenic at 1% in a concentrate.

Slurried material is delivered, on a continual basis, to the bioleach tanks, which are constructed of high- grade stainless steel due to the low pH (acidic) and corrosive nature of the bacterial solution. The residence time for the material in the bioleach tanks is approximately 5-6 days, depending the level of sulphide mineralization. The tanks are agitated to ensure 100% exposure of the concentrate to the bacteria. In addition, air is supplied to the tanks along with selected fertilizers to ensure a vibrant habitat for the bacteria.

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After the bacteria have broken the sulphide bonds a number of scenarios unfold. The pH of the liquid in the tanks is maintained at 1.5 to 2.0 and it puts into solution any of the contained elements that are soluble in acid. Examples would be copper, zinc, nickel, cobalt and of course, arsenic. Any precious metals that are in the tanks remain with the oxidized solids as they are not acid soluble. Therefore, a solid/liquid separation is needed at the end of the oxidation process to selectively recover the liberated metals.

The solid, oxidized material is sent for conventional precious metal recovery such as CIP or zinc precipitation.

The liquid is neutralized through the addition of limestone (calcium carbonate) that raises the pH in the liquid to a basic reading. The first material to precipitate out as a result of raising the pH is ferric arsenate (3 iron to 1 arsenic) which is an EPA approved, landfillable material. To date BacTech has successfully treated arsenic levels in concentrate of up to 20%.

If the pH is raised further one would expect to recover copper sulphate if copper is present. The decision to produce additional products is driven by the economic return for doing so.

The solution is then recycled back through the process in a closed loop.

Technology

A unique opportunity has been presented to BacTech with respect to deploying its bioleach technology. Bioleaching produces an Environmental Protection Agency (US-EPA) approved form of arsenic, namely ferric arsenate (3Fe + 1As) as a by-product of processing ore to recover gold and copper.

The gold is hosted in a sulphide mineralization commonly known as arsenopyrite. Arsenopyrite consists of sulphur, iron, arsenic and gold and it tends to be refractory in nature. This means that the recovery of gold is inhibited as it is locked up in the sulphide matrix and it needs to be liberated. In days past, these sulphide minerals were exposed to intense heat (smelting and/or roasting) that literally vaporized the sulphide minerals and allowed for the gold to be recovered. It also generated S02 emissions and left behind a nasty mix of arsenic trioxide that is highly toxic. Bioleaching replaces the need for “pyrotechnology” to destroy the sulphide bonds that lock up the gold. The naturally occurring bacteria we employ generate their energy by oxidizing (consuming) the sulphides and release the iron, arsenic and gold into a form where they can be dealt with individually. The following is a narrative on the process in a step by step format;

●	A tonne of rock is brought to the mill for processing. The rock is continually crushed to reduce its size. Eventually the rock is reduced to a size that could be compared to the size of common sand. The majority of the value (gold, silver, copper etc.) in this former one tonne of rock is actually contained in only 20% of the rock, or the sulphide minerals. The sulphides need to be separated from the 80% of the rock (gangue mineralization”) that has no value. This is achieved through a process called flotation that separates the sulphides from the waste gangue material. This separated 20% is called a concentrate. We used the term to reflect the fact the contained valuable metals now reside in a much smaller mass which of course means less material to process through the bioleach process.

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●	Concentrate is then slurried into a series of stainless steel bioleach tanks. These tanks are large (up to 30’ high by 15-20’ diameter. The tanks are stainless to combat the long-term effect of hosting a solution that is very acidic in nature (~pH 1.5 to 2.0)
●	Tanks are equipped with impellors to ensure the concentrate does not settle to the bottom of the tank. In addition, air is infused to assist in the aerobic process. The bacterial process is exothermic, and the bacteria have been known to generate water temperatures approaching 80 degrees Celsius.
●	Over the course of 5-6 days the bacteria oxidize the sulphide mineralization in the tanks. It should be noted that the same bacteria are active in their natural habitat, but what would take 20 years to accomplish in their natural environment can be completed in 6 days under a supervised, closed circuit environment. In essence, we are providing a 24 hour per day “Garden of Eden” by providing everything the bacteria would need in nature to accomplish their task.
●	At the end of the oxidation process (6 days) the liquids and the remaining solids are taken from the final tank and enter a SOLID/LIQUID separation process. Since the pH of the solution is 1.5, anything that dissolves in acid will do so. In this instance both the arsenic and the iron will report to the liquid. The solids contain any gold, silver or PGMs as they do not dissolve in acid. The solids, which are no longer refractory, are treated with conventional gold recovery technology to create a dore bar for sale.
●	At this stage limestone (calcium carbonate) is added to the liquids causing the pH to spike towards a more basic level. The first compound to precipitate from the liquid is the abovementioned ferric arsenate which is safe for disposal. At this time the water is recirculated for future use. Most, if any water, is lost through evaporation

Ponce Enriquez, Ecuador —

Ponce Enriquez, a mining town in southern Ecuador, is host to over 90 producing small mines. A small mine is defined as a project that mines less than 350 tonnes of rock per day. The gold associated with these underground mines usually is in excess of 10 grams of gold per tonne (“gpt”), or roughly 1/3 of an ounce (“the head grade”). Unfortunately, the gold is associated with considerable amounts of arsenic. It is estimated that over 200 tonnes of concentrate are produced daily in this region alone.

Several years ago, the World Health Organization (“WHO”) put in place guidelines for the smelting industry that severely restrained the amount of arsenic that could be processed using heat. In most cases this limit is 1% arsenic per 1 tonne of concentrate.

If we assume that ore with a head grade of 10 grams per tonne and 1% arsenic is brought to the mill for processing, we would expect to see a concentrate grading approximately 50 gpt gold and over 10% arsenic. From the previous paragraph we see that this concentrate is very attractive from a gold grade perspective but fails dramatically with respect to arsenic content. The miner is now faced with selling his product at a severe reduction in price due to the arsenic contamination. Smelters will still buy the concentrate, but they will be forced to blend this high arsenic material with “clean” (no arsenic) material to lower the arsenic content to 1%. For them to do this they demand a reduction in the purchase price. In Ponce Enriquez, the Asian smelters pay only 60-70% of the contained gold value in the concentrate.

Several years ago, the Chinese government imposed a 0.50% limit on arsenic in copper concentrates due to the large volumes of this material they import. Arsenopyrite concentrates have to date avoided a similar fate but talk in the metal trading community believes that a similar rule will be applied to gold concentrates. This will severely limit the global capacity to process this type of concentrate.

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As mentioned previously bioleaching allows for the processing of high gold/arsenic concentrates, not only liberating the gold but also producing a stable form of arsenic. This is the opportunity that BacTech has identified in Ecuador.

It is BacTech’s intent to replace the offshore purchasers of concentrate in Ponce Enriquez through the installation of a local processing plant using bioleaching. Should the Chinese restrict arsenic imports BacTech will allow for the continuation of mining in this area that depends heavily on mining for its survival. The following is a sample of the benefits a bioleach facility would convey on Ponce Enriquez;

●	Employment
●	Higher prices paid for concentrate
●	Improved environmental impact
●	Generation of taxes
●	Visibility in an industry that lacks same
●	Retention of the 30-40% in value that today goes to Asia

Our business plan calls for the construction of a bioleach facility in Ponce Enriquez that will initially process 40 tpd of concentrate purchased locally. The estimated cost of the entire project, including the bioleach studies, the feasibility study, engineering and construction, will be between $9M and $10M. We have identified 2 mines that produce 15 tpd of concentrate and this material will be the subject of the test work using bioleaching. The test phase will last 4-6 months and will not only determine the anticipated gold recovery rate but also provide key information with respect to the flow chart. Since the technology is modular, we fully expect the plant to expand in size in response to the availability of additional feeds from Ponce Enriquez as well as other areas where the same problem exists.

Market

BacTech has identified a market that is an ideal fit for bioleaching technology. Given the technology’s ability to stabilize arsenic, it was decided that a search would be undertaken to identify areas of the world where arsenic is an issue, either with processing and/or tailings management.

As a result of the search, the Company has focused its attention on the Ponce Enriquez (“PE”) area of Southern Ecuador for a number of reasons. There are over 90 small mines (<350 tonnes of ore per day) that operate in PE at present. The predominate sulphide mineral being mined is arsenopyrite (Iron + Sulphur + Arsenic + Gold) and many of the concentrates produced from there have extremely high levels of arsenic in addition to gold and silver. The presence of high arsenic levels in the concentrate severely reduces the prices paid for the gold concentrates due to the World Health Organizations’ cap on the amount of arsenic ( 1% As cap) that can be burned in smelters or roasters. The situation has created a buyers’ market for the concentrates with miners receiving less than 60% of the gold value in theire concentrates. As a result, the material is bought by Asian buyers and exported for processing at smelters. It is safe to assume that the small miner would be enticed to use mercury in an attempt to “scavenge” any free gold that may be present before he sells his concentrate. Any use of mercury is illegal as the remnants of this process are highly toxic.

BacTech intends to develop a Company-owned bioleach facility to purchase and process high arsenic concentrates in PE that would normally be sold to the Asian market. The Company believes it can offer better prices to the miners given a) the elimination of penalties for processing arsenic, b) the elimination of transportation costs of concentrate to Asia and c) the elimination of government royalty taxes (3%) on concentrate leaving the country and d) 5-7-year tax holidays provided by the Ecuador government for new technologies in mining.

We firmly believe that “if we build it, they will come.” We would expect to process an increasing supply of arsenopyrite as the local market understands that better prices can be received locally compared to selling overseas. The technology is modular in nature so additional tanks can be added to handle any increased supply. We will also investigate the potential for standalone plants in these countries if the supply warrants such an investment.

Of course, it is imperative that a secure contractual supply be obtained to underpin the finance-ability of the proposed plant. BacTech has conducted meetings with local mines that produce arsenopyrite to gauge their interest in our proposal. We are sufficiently satisfied that we will be able to secure a secure feed from the local market for a 40 tonne per day bioleach plant.

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Samples will be taken from the mines that fit the correct profile for bioleach test work. The material will be sent to Canada or Australia where it will undergo approximately 16 -20 weeks of test work. We anticipate a minimum of 95% gold recovery and +99% arsenic stabilization based on previous results for bioleaching. We will also assay for silver and copper grades that will help offset treatment charges if there are commercial values of these in the concentrate.

Should the test work provide a suitable level of recovery for gold, as well as stabilize the associated arsenic, BacTech will move to engage the producers contractually to purchase, collectively, 40 tonnes per day of concentrate. It is conceivable that the plant could grow in size to produce well over 100,000 ounces per year from the original planned output of 25,000 ounces per annum. This would be the result of the local miners becoming comfortable with selling to a new buyer.

Plan of Operations.

In the next 12 months we would hope to complete the bioleach test work, negotiate contracts for a secure supply of concentrate totally 40 tonnes per day, and finalize the engineering for a bioleach plant. Construction could begin in Q1 2021, with processing expected in Q2 of 2021.

Other areas of interest for future growth include the Piura Region of Northern Peru, Colombia and Central America.

Plan of Operations 20 months

●	Completion of bioleach test work on PE material- first 6 months

-	Independent test work to be undertaken by a third party under the direction of Dr. Paul Miller on BacTech’s behalf.
-	Results will identify the expected gold recoveries and the final state of the arsenic.

●	Identify plant site and secure through option agreement

-	There is considerable farmland in the vicinity of Ponce Enriquez west of the mountains.
-	Once a suitable, saleable site is identified we will pay a 10% down payment to hold the property for 1 year.
-	As part of the permitting process we will need to conduct geotechnical drilling on the site to understand the stability of the underlying host rock as well as water levels.

●	Onset of permitting for selected site-geotechnical drilling for plant site and tailings

●	Negotiation of contract for purchase of concentrate-6 months or after interim bioleach test results

-	Once we have completed the bioleach test work we will be in a position to negotiate with producers in PE to buy their output.
-	We would not be comfortable entering these discussions until we have satisfied ourselves that the feed is suitable for our technology.

●	Engineering- beginning in month 9

-	Expected turnaround <3 months for detailed engineering

●	Arrange Construction Financing-within 12 months.

-	Based on the results of the bioleach test work we will be in a position to approach lenders with a bankable feasibility study and advanced permitting to finance the construction part of the project.

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●	Onset of construction- beginning after engineering, months12-15

-	Onsite welding of stainless tanks.
-	Most equipment is standard issue for the processing industry.
-	Impellors have longest lead-time.

●	Completion/Processing- 16-20 months.

●	PEA-Preliminary Economic Assessment

●	BFS- Bankable Feasibility Study

●	EPM- Engineering, Procurement and Management

Competition

The direct competitor to BacTech are the owners of BIOX, created by Goldfields some 30 years ago. Today the owner of the BIOX technology is Outokumpu from Finland, having taken over the SpinCo created by Goldfields that held the technology. It should be noted that at this time, there are no competitors in bioleaching for environmental processing. Outokumpu focuses on providing bioleaching as a process technology for senior producing mining companies with arsenopyrite-rich mines. With that said, there is considerable work being conducted in the field of sustainable mining today. Given the mining industries aversion to any new technology, it is assumed that there will not be any direct competitors in the medium term, outside of bioleaching, to the proposed bioleach plant for PE. It is the intent of the Company to obtain a contractual feed of concentrate in exchange for improved prices paid to the miners There are 92 mines in PE and to think we will process all of them is a fallacy but 50% of the total would generate healthy annual returns. We believe that first mover status will make us the dominant player in the PE market.

Other competing technologies such as Pressure Oxidation (POX) and the Albion Process are expensive technologies that cannot be scaled down to compete with bioleaching smaller amounts of concentrate.

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Environmental Laws and Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is Suite 409, 37 King St. East. Toronto, Ontario M5C 1E9, Canada. Our telephone number is (416) 813-0303.

Employees

Other than our Officers and Directors we have 2 full-time and 2 part-time employees of our business or operations who are employed at will by BacTech Environmental Corporation We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff in large part because of our Remote Work corporate structure that allows for location and time flexibility.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We will have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements will also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of the date December 31, 2019:

As of December 31, 2019, the BacTech Environmental Corporation had 2 full-time employees, and 2 part-time employees.

The directors and executive officers of the Company as of December 31, 2019 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Ross Orr	President, CEO and Director	62	Dec. 2010	50
Louis R. Nagy	Treasurer, CFO, Secretary, Director	55	Dec. 2010	25
John C. Gingerich	Director - Chairman	66	Dec. 2010	1
Jay Naster	Director	60	Dec. 2010	1
Donald Whalen	Director	79	Dec. 2010	1
Walter Cimowsky	Director	63	Dec. 2010	1
Tim Lewin	Director	73	2014	2
Jay Richardson	Director	74	2018	1
Gary Williams	Vice President – Environment	65	Dec. 2010	5
Dr. Paul Miller	Vice President – Metallurgy and Bioleaching	62	Dec. 2010	10

Ross Orr, Age 62: Mr. Orr, our President, CEO and Director since the Company’s inception in 2010. Ross Orr initially brought BacTech Mining Corporation to Canada from Australia in 1997 and was instrumental in the success of the Company’s IPO. He sat on the board as an outside Director until taking the role of President and CEO in 2004. Following completion of the Plan of Arrangement in December 2010, which split BacTech Mining into two new companies, REBgold Corporation and BacTech Environmental Corporation, Mr. Orr assumed the position of President & CEO of BacTech Environmental in 2011. Mr. Orr’s responsibilities include capital raising, project identification and negotiation and investor relations in addition to managing the day to day operations of the Company.

Louis R. Nagy, Age 55: Mr. Nagy has been our Chief Financial Officer and Director since inception in 2010. He is a Chartered Accountant with over 30 years of professional service and industry experience. His professional service experience of 10 years includes public practice audit engagements, personal and corporate tax assignments, as well as sales tax recovery consulting. Industry experience includes various finance and accounting roles, including Chief Financial Officer within small to medium sized private and public companies. His time in industry involved a wide range of activities including financial and management reporting, treasury and cash management, reorganizations, IT and system implementations, as well as investment banking. Mr. Nagy was Chief Financial Officer of BacTech Mining Corporation and became CFO of BacTech Environmental Corporation following completion of the Plan of Arrangement in December 2010.

John C. Gingerich, Age 66: Mr. John C. Gingerich has been our Director, since 2010. John C. Gingerich, P. Geo. is a professional geophysicist (APGO) with 40 years’ experience in exploration, mining and related technology industries. In a career that spanned 15 years within Noranda’s Exploration group, he served as Chief Geophysicist and Director of Research and Technical Innovation. In 2002, John left Noranda and founded Geotechnical Business Solutions (GBS), a company dedicated to the development and financing of exploration opportunities and related technology.

As a recognized leader within the mining and associated technology communities, Mr. Gingerich has served on several industry and government boards and committees. These include; Exploration Division of the Canadian Mining Industry Research Organization (Chairman), Ontario Geological Survey Advisory Board (Chairman), National Hyperspectral User and Science Team (Canadian Space Agency), Chairman - Ontario Mineral Exploration Technology (OMET), ETAC Committee and Center for Research in Earth and Space Technology (CRESTech). Mr. Gingerich is a principle of Prolithic Inc. Due to Mr. Gingerich’s vast experience in geology and mining, he is a wonderful addition to our Board of Directors.

Jay Naster-Director, Age 60: Mr. Naster is a partner with Brauti Thorning LLP in the criminal and regulatory law group where his practice focuses on white-collar criminal and regulatory litigation and investigations. Following his call to the bar in 1986, Mr. Naster spent eleven years as a Crown counsel with the Crown Law Office (Criminal) where he specialized in complex white-collar criminal prosecutions, including corporate, securities and tax-related matters. In 1997, he became the senior litigation counsel at the Ontario Securities Commission, where he conducted complex quasi-criminal prosecutions and regulatory hearings pursuant to the Securities Act. In 2005, he entered private practice. Mr. Naster received his LL.B. cum laude from the University of Ottawa. He was called to the Bar of Ontario in 1986 and is a member of a number of professional associations including the Advocates Society and the Canadian Bar Association. Mr. Naster was a director of BacTech Mining Corporation and became a director of BacTech Environmental Corporation following completion of the Plan of Arrangement in December 2010.

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Donald Whalen-Director, Age 79: Mr. Whalen has been a director of the Company since its inception in 2010. During the past 5 years, Don has been a Director of BacTech Environmental Corporation (CSE: BAC) and the Non-Executive Chairman of Pancontinental Resources Corporation (TSXV: PUC) since 2006 and Roscan Gold Corporation (TSXV: ROS) from 2004 to 2020. Roscan is a gold exploration company which has made two recent discoveries on the Siribaya trend in Mali, West Africa. In the preceding period, he was Executive Chairman of TSX-listed High River Gold Mines Ltd (1992 – 2008) which discovered and developed gold mining operations in Manitoba, Burkina Faso and Russia. Due to Mr. Whalen’s vast experience with mining and public companies we believe that he is a great addition to our Company.

Walter Cimowsky-Director, Age 63: Mr. Cimowsky has been a director of the Company since its inception in 2010, he is also a founding partner and director of Ocean Partners Holdings Limited, a privately held company active in the global physical trading and marketing of copper, zinc, lead and precious metal concentrates. The company operates with an international network of field and agency offices. Ocean Partners provides or arranges financing for small/medium sized mining projects, and currently holds equity positions in mines located in Canada, Ireland and Turkey. Mr. Cimowsky was a director of BacTech Mining Corporation and became a director of BacTech Environmental Corporation following completion of the Plan of Arrangement in December 2010. Due to Mr. Cimowsky’s long relationship with BacTech and knowledge of the mineral markets we believe he will be an asset to our Company.

Tim Lewin-Director, Age 73: Mr. Lewin, has been on our Board of Directors since 2014. After a brief career as a journalist Tim Lewin joined the Financial Services industry in 1972. Working first on the floor of the London Commodity Exchange he later moved to the futures-broking house of GW Joynson where he qualified as a trader before taking over the company’s coffee trading desk just in time for the coffee price explosion of 1976. Tim left to establish his own company in 1987 specializing in development of exchange-trading in emerging markets. Initially these were focused on South East Asia but as soon as the Former Soviet Union began to change its markets to a trading basis in 1991 he was invited to join the team of consultants engaged by the British Government to lend support and techniques to the economy in transition. Due to Mr. Lewin’s international experience and knowledge of foreign markets we are pleased to have him as a member of our Board of Directors.

Jay Richardson-Director, Age 74: , Mr. Richardson joined our Board of Directors in 2018. He is a Canadian Chartered Accountant (CA/CPA) and a retired Partner of KPMG (UK) and E&Y (Canada and Singapore). Now practising as a company doctor, he is CEO and Chairman of EnerSpar Corp (TSX-V: ENER) and Great Lakes Graphite (TSX-V: GLK). Due to Mr. Richardson’s extensive financial oversight background as a Director, he Chairs the Company’s Audit Committee.

Gary Williams-VP Environment, Age 65: Mr. Williams enlisted with our Board of Directors at our establishment in 2010. He has worked in the mining industry since 1977, in both exploration and environmental capacities. He has conducted environmental investigations related to tailings and mine rock management at a variety of mining projects and was VP Environment for a publicly traded junior mining company. He assists the BacTech management team with data review for the purpose of project generation, as well as providing expertise to field programs on existing projects. Mr. Williams has been a member of the Association of Professional Geoscientists of Ontario since its inception.

Dr. Paul Miller- VP Metallurgy and Bioleaching, Age 62: Dr. Miller has been our VP of Engineering since our inception and has over 30 years’ industrial experience in bioleaching and commercial applications. He commenced his career working for Mintek in South Africa in 1981, and formed the original group evaluating bioleaching as a potential treatment option. In 1986, he joined Davy McKee in the U.K. as a group leader responsible for development of process technology in support of worldwide contracting activities, with an emphasis on refractory gold projects, determining the feasibility of bioleaching against competing technologies. He joined BacTech Mining Corporation in Australia in 1996 as technical manager and, since that time, has been responsible for all technical aspects of projects, from initial test work and management of studies through to project design and execution.

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None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended December 31, 2019, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Ross Orr, President, Chief Executive Officer, Treasurer, and Director	2018	$225,000	0	0	0	0	0	0	$225,000
	2019	$225,000	0	0	0	0	0	0	$225,000
Louis R. Nagy, Chief Financial Officer, Treasurer, Secretary and Director	2018	$60,000	0	0	0	0	0	0	$60,000
	2019	$60,000	0	0	0	0	0	0	$60,000
John C. Gingerich - Director	2018	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Jay Naster - Director	2018	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Donald Whalen - Director	2018	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Walter Cimowsky - Director	2018	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Tim Lewin - Director	2018	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Jay Richardson - Director	2018	$0	0	3,0000	0	0	0	0	$3,000
	2019	$0	0	0	0	0	0	0	$0
Gary Williams — Vice President – Environment	2018	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Dr. Paul Miller — Vice President – Metallurgy and Bioleaching	2018	$36,000	0	0	0	0	0	0	$36,000
	2019	$3,000	0	0	0	0	0	0	$3,000

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Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No Executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2019.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ross Orr	500,000	0	0	0.07	2021.03.15	0	0	0	0
	400,000	0	0	0.10	2022.10.24	0	0	0	0
Louis Nagy	400,000	0	0	0.07	2021.03.15	0	0	0	0
	300,000	0	0	0.10	2022.10.24	0	0	0	0
John Gingerich	100,000	0	0	0.07	2021.03.15	0	0	0	0
	100,000	0	0	0.10	2022.10.24	0	0	0	0
John Gingerich	100,000	0	0	0.07	2021.03.15	0	0	0	0
	100,000	0	0	0.10	2022.10.24	0	0	0	0
Jay Naster	100,000	0	0	0.07	2021.03.15	0	0	0	0
	100,000	0	0	0.10	2022.10.24	0	0	0	0
Don Whalen	100,000	0	0	0.07	2021.03.15	0	0	0	0
	100,000	0	0	0.10	2022.10.24	0	0	0	0
Walter Cimowsky	100,000	0	0	0.07	2021.03.15	0	0	0	0
	100,000	0	0	0.10	2022.10.24	0	0	0	0
Tim Lewin	100,000	0	0	0.07	2021.03.15	0	0	0	0
	100,000	0	0	0.10	2022.10.24	0	0	0	0
Jay Richardson	100,000	0	0	0.07	2023.10.23	0	0	0	0
Gary Williams	100,000	0	0	0.07	2021.03.15	0	0	0	0
	200,000	0	0	0.10	2022.10.24	0	0	0	0
Paul Miller	400,000	0	0	0.07	2021.03.15	0	0	0	0
	300,000	0	0	0.10	2022.10.24	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of three members. Ross Orr, and Louis R. Nagy do not qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. Mr. Gingerich, Mr. Naster, Mr. Whalen, Mr. Cimowsky, Mr. Lewin and Mr. Richardson do qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Ross Orr, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Ross Orr collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Ross Orr, unless the communication is clearly frivolous.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Related Party Transactions

Related party transactions consist of the following for the year ended:

	December 31 2018	December 31 2017
	$	$
Salaries and management fees	285,000	285,000
Share-based compensation	3,000	44,400
Total	288,000	329,400

Included in accounts payable and accrued liabilities is $983,600 due to related parties at December 31, 2018 (2017 - $931,174). Please refer to additional related party transactions in Note 11 – Share Capital.

Related party transactions consist of the following for the nine months ended:

	September 30 2019	September 30 2018
	$	$
Salaries and management fees	213,750	213,750
Total	213,750	213,750

Included in accounts payable and accrued liabilities is $1,169,234 due to related parties at September 30, 2019 (2018 - $963,600). Please refer to additional related party transactions in Share Capital Note 11 - family member of a director participated in a private placement financing, and Share Capital- Note 11, settlement of debt with officers of the Company.

Stock Options

The Company has a stock option plan (the “Plan”), under which the Company may grant options to directors, officers, employees, and third-party service providers. Under the terms of the Plan that was re-approved by the shareholders on July 18, 2018, the Company is authorized to issue a maximum of 10% of the issued and outstanding shares.

The purpose of the Plan is to attract, retain and motivate directors, officers, and certain third-party service providers by providing them with the opportunity to acquire a proprietary interest in the Company and benefit from its growth. The options granted under the Plan are non-assignable, have a term of 5 years and vest over periods of up to two years from the date of issue.

	Nine Months Ended September 30, 2019		Year ended December 31, 2018
	Number Outstanding	Weighted Average Exercise Price $	Number Outstanding	Weighted Average Exercise Price $
Balance, beginning of period	5,500,000	0.08	5,390,000	0.09
Granted	-	0.00	150,000	0.07
Expired/Cancelled	(1,200,000)	0.07	(40,000)	1.00
Balance, end of period	4,300,000	0.08	5,500,000	0.08

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Options to purchase common shares outstanding at December 31, 2018 carry exercise prices and remaining terms to maturity as follows:

Expiry Date	Weighted Average Exercise Price $	Number of Options Outstanding	Number of Options Exercisable	Weighted Average Contractual Life (yr.)
March 15, 2021	0.07	2,850,000	2,850,000	2.21
April 1, 2022	0.07	300,000	300,000	3.82
October 24, 2022	0.10	2,200,000	2,200,000	3.29
October 2, 2023	0.07	150,000	150,000	4.76
	0.08	5,500,000	5,500,000	3.01

During the year ended December 31, 2018, 150,000 new options were granted. The Company recognized a total share-based payment expense of $4,500 for the year ended December 31, 2018 in respect of the options vesting during the year. For the year ended December 31, 2019, no new options were granted and 1,200,000 options were either cancelled or expired.

The fair values of the options issued for the year ended December 31, 2018 were estimated using the Black-Scholes option pricing model with the following assumptions:

2018
Risk free interest rate	2.42%
Expected dividend yield	Nil
Exercise price	$0.07
Share price	$0.03
Expected volatility	297%
Expected life	5 years

As of the nine months ended September 30, 2019:

The Company has a stock option plan (the “Plan”), under which the Company may grant options to directors, officers, employees, and third-party service providers. Under the terms of the Plan that was re-approved by the shareholders on July 18, 2018, the Company is authorized to issue a maximum of 10% of the issued and outstanding shares.

The purpose of the Plan is to attract, retain and motivate directors, officers, and certain third-party service providers by providing them with the opportunity to acquire a proprietary interest in the Company and benefit from its growth. The options granted under the Plan are non-assignable, have a term of 5 years and vest over periods of up to two years from the date of issue.

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Share Purchase Warrants

On December 4, 2018, the Company completed a private placement for total gross proceeds of $219,000 through the issue of 8,760,000 units at a price of $0.025 per unit. Each unit consisted of one common share of the Company and one full common share purchase warrant exercisable at $0.05 for 2 years. The fair value of common share purchase warrants issued in this placement was estimated at $90,400 using the Black-Sholes option pricing model.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of subsection 124(3) of the Canada Business Corporations Act and the Ontario Business Corporations Act.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Canada Business Corporations Act and the Ontario Business Corporations Act provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

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Legal/Disciplinary History

None of BacTech Environmental Corporation’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of BacTech Environmental Corporation’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of BacTech Environmental Corporation’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of BacTech Environmental Corporation’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of seven members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 101,153,756 shares of common stock deemed to be outstanding as of December 31, 2019.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Ross Orr	6,173,827	6.1%
Louis R. Nagy	3,877,180	3.8
John C. Gingerich	25,980	<1
Jay Naster	100,240	<1
Donald Whalen	985,000	.9
Walter Cimowsky	20,000	<1
Tim Lewin	0	0
Jay Richardson Paul Miller	152,000 1,000,000	1
Option 3 (3)	16,549,267	16.3
Felix Lopes,	15,285,714	15.1

All executive officers and directors as a group (8 persons)	12,334,227	12.20%

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2) Based upon 101,153,756 common shares issued and outstanding, without conversions.

3) Option 3 is controlled by Lyusya Kurbatova, its CEO.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

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DESCRIPTION OF SECURITIES

The Company’s Authorized Stock

We are authorized to issue an unlimited number of shares of common stock with no par value per share (the “Common Stock”).

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Ontario, Canada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

BacTech Environmental Corporation (“BacTech Environmental Corporation,” “We,” or the “Company”) is offering up to $1,000,000 total of Securities, consisting of Common Stock, no par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is TransCanada Transfer, Inc. whose address is 25 Adelaide Street East, Suite 1301, Toronto, Ontario, M5C 3A1, telephone number (416) 603-4400, and email John@transcanadatransferinc.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Listing

BacTech began trading on the CSE under the symbol “BAC” on December 2, 2010. BacTech, also trades on the OTC Markets under the symbol “BCCEF”.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the year ended December 31, 2019, as reported by the OTC Markets, are as follows:

2019 FISCAL YEAR	High	Low
First Quarter	0.025	0.0129
Second Quarter	0.017	0.01
Third Quarter	0.0211	0.0104
Fourth Quarter	0.0128	0.006

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2018 FISCAL YEAR	High	Low
First Quarter	0.037	0.017
Second Quarter	0.036	0.02
Third Quarter	0.032	0.019
Fourth Quarter	0.025	0.01

General

Our condensed consolidated interim financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the International Financial Reporting Interpretations Committee ("IFRIC"), including International Accounting Standard 34, Interim Financial Reporting ("IAS 34").

Record Holders

As of December 31, 2019, there were 101,153,756 shares of the registrant’s no-par value common stock issued and outstanding and were owned by approximately 43 holders of record, based on information provided by our transfer agent.

Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Andrew Coldicutt, Esq. of San Diego, CA.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our Common Stock to a non-U.S. holder. For the purpose of this discussion, a non-U.S. holder is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any of the following:

●	an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships that hold our Common Stock and partners in such partnerships to consult their own tax advisors.

This discussion assumes that non-U.S. holders will hold our Common Stock issued pursuant to the offering as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation (e.g., alternative minimum tax or the Medicare tax on net investment income) or any aspects of U.S. federal estate or gift taxation or state, local or non-U.S. taxation, nor does it consider any U.S. federal income tax considerations that may be relevant to non-U.S. holders that may be subject to special treatment under U.S. federal income tax laws, including, without limitation, regulated investment companies or real estate investment trusts, U.S. expatriates, insurance companies, tax-exempt or governmental organizations, dealers in securities or currency, banks or other financial institutions, investors whose functional currency is other than the U.S. dollar, “controlled foreign corporations,” “passive foreign investment companies,” common trust funds, certain trusts, and hybrid entities, persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Shares being taken into account in an applicable financial statement, persons deemed to sell our common stock under the constructive sale provisions of the Code, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that acquire our Common Shares as compensation for services, and investors that hold our Common Stock as part of a hedge, straddle or conversion transaction. Furthermore, the following discussion is based on current provisions of the Code, and Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

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We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

We urge each prospective investor to consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our Common Stock.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with a trade or business conducted by a non-U.S. holder in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non- U.S. holder in the United States;

●	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during specified periods.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax at the same graduated rates generally applicable to U.S. persons. If such non-U.S. holder is a foreign corporation, such gain may under certain circumstances also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax rate (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which could be offset by certain U.S.-source capital losses.

We are, and expect to continue to be for the foreseeable future, a “United States real property holding corporation.” However, if our Common Stock becomes regularly traded on an established securities market in the U.S., a non-U.S. holder will be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock only if the non-U.S. holder actually or constructively holds, or held at any time during the shorter of the five-year period preceding the date of disposition or the non-U.S. holder’s holding period, more than 5% of our Common Stock. We have applied to list our Common Stock on the OTC Markets. At this time, it is uncertain whether our Common Stock will be regularly traded on an established securities market in the U.S., prior to their listing on the OTC Markets. However, if our Common Stock is not considered to be so traded, all non-U.S. holders would be subject to U.S. federal income tax on a disposition of our Common Stock, and a 15% withholding tax generally would apply to the gross proceeds from the sale of our Common Stock by a non-U.S. holder. In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain. If such non-U.S. holder is a foreign corporation, such gain may under certain circumstances also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

47

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to each non-U.S. holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. A similar report is sent to each non-U.S. holder. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Payments of dividends to a non-U.S. holder may be subject to backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an appropriate IRS Form W-8 (or other suitable substitute or successor form). Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the beneficial owner is a U.S. person that is not an exempt recipient.

Payments of the proceeds from sale or other disposition by a non-U.S. holder of our Common Stock effected outside the United States by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting will apply to those payments if the broker does not have documentary evidence that the holder is a non-U.S. holder, an exemption is not otherwise established, and the broker has certain relationships with the United States.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an appropriate IRS Form W-8 (or other suitable substitute or successor form). Notwithstanding the foregoing, information reporting and backup withholding may apply if the broker has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non- financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the Common Stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamable to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our Common Stock in respect of amounts withheld.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

48

BacTech Environmental Corporation

(UNAUDITED)

Audited Consolidated Balance Sheets As Of December 31, 2018 & December 31, 2017	F-7
Audited Consolidated Statements Of Operations For The Years Ended December 31, 2018 and 2017	F-8
Audited Consolidated Statements Of Stockholders’ Equity (Deficit) For The Years Ended December 31, 2018 and 2017	F-9
Audited Consolidated Statements Of Cash Flows For The Years Ended December 31, 2018 and 2017	F-10
Audited Notes To The Consolidated Financial Statements	F-11

F-1

BacTech Environmental Corporation

Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

F-2

BacTech Environmental Corporation

For the years ended December 31, 2018 and 2017

F-3

Independent Auditor’s Report

To the Shareholders of BacTech Environmental Corporation

Opinion

We have audited the consolidated financial statements of BacTech Environmental Corporation and its subsidiary (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2018 and 2017, and the consolidated statements of loss and comprehensive loss, consolidated statements of changes in equity (deficiency) and consolidated statements of cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2018 and 2017, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards (“IFRS”).

Basis for opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the consolidated financial statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada. We have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material uncertainty related to going concern

We draw attention to Note 1 in the consolidated financial statements, which indicates that the Company had continuing losses during the year ended December 31, 2018 and, as of that date, the Company’s current liabilities exceeded its current assets . As stated in Note 1, these events or conditions, along with other matters as set forth in Note 1, indicate that material uncertainties exist that cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Other information

Management is responsible for the other information. The other information comprises the Management’s Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

F-4

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

We obtained the Management’s Discussion and Analysis prior to the date of this auditor’s report. If, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of management and those charged with governance for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgement and maintain professional skepticism throughout the audit. We also:

●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risks of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

F-5

●

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner of the audit resulting in this independent auditor’s report is Glen McFarland.

UHY McGovern Hurley LLP

Chartered Professional Accountants Licensed

Public Accountants

Toronto, Ontario

April 29, 2019

F-6

BacTech Environmental Corporation

Consolidated Statements of Financial Position

(Expressed in Canadian dollars, unless otherwise stated)

	As at December 31 2018 $	As at December 31 2017 $
Assets
Current assets
Cash	25,900	22,477
Other receivables (note 5)	1,160	1,490
Prepaid expenses	112,749	132,651
Total current assets	139,809	156,618

Total assets	139,809	156,618
Liabilities
Current liabilities
Accounts payable and accrued liabilities (notes 7 and 8)	2,320,409	2,146,860
Payable to Aquila Resources Inc. (note 6)	161,294	91,471
Loan payable (note 9)	150,000	150,000
Current portion of debentures (note 10)	692,110	-
Total current liabilities	3,323,813	2,388,331
Payable to Aquila Resources Inc. (note 6)	-	69,823
Debentures (note 10)	66,035	606,870
Total liabilities	3,389,848	3,065,024
Equity (deficiency)
Share capital (note 11)	5,411,894	4,820,489
Option reserve (note 13)	180,715	205,120
Warrant reserve (note 12)	425,370	306,780
Deficit	(9,268,018)	(8,240,795)
Total deficiency	(3,250,039)	(2,908,406)
Total liabilities and deficiency	139,809	156,618

Nature of Operations and Going Concern (note 1)

Commitments and Contingencies (note 19)

Subsequent Event (note 22)

The accompanying notes are an integral part of these consolidated financial statements.

Approved by the Board

Signed: “Ross Orr”	Signed: “Jay Richardson”
Director	Director

F-7

BacTech Environmental Corporation

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian dollars, unless otherwise stated)

	Year ended
	December 31
	2018	2017
	$	$
Expenses
Operating and administrative costs (note 15)	733,065	879,315
Finance charges (note 16)	222,783	112,025
Project expenditures (note 20)	365,693	479,040
Other Income Gain from settlement of debt ( note 11)	(47,763)	(62,038)
Net loss and comprehensive loss for the year	(1,273,778)	(1,408,342)
Basic and diluted loss per share (note 14)	(0.02)	(0.02)
Weighted average number of common shares
Outstanding (note 14)	82,337,456	62,233,231

The accompanying notes are an integral part of these consolidated financial statements.

F-8

BacTech Environmental Corporation

Consolidated Statements of Changes in Equity (Deficiency)

(Expressed in Canadian dollars, unless otherwise stated)

	Share	Share	Option	Warrant		Total
	Capital	Capital	Reserve	Reserve	Deficit	Equity
	#	$	$	$	$	$
Balance, December 31, 2016	58,032,930	4,430,282	236,888	249,672	(6,988,418)	(2,071,576)
Shares issued pursuant to private placement (note 11(i))	1,450,000	57,070	-	15,430	-	72,500
Shares issued pursuant to debenture financing (note 10(a))	1,780,000	70,100	-	350	-	70,450
Shares issued for debt (note 11(ii))	4,050,000	141,750	-	-	-	141,750
Shares issued pursuant to debenture financing (note 10(c))	400,000	18,000	-	-	-	18,000
Shares issued pursuant to private placement (note 11(iii))	2,000,000	100,000	-	-	-	100,000
Shares issued for debt (note 11(iv))	257,500	11,587	-	-	-	11,587
Warrants issued pursuant to debenture financing (note 10(b))	-	-	-	73,700	-	73,700
Expired options	-	-	(123,593)	-	123,593	-
Share based payments	-	-	91,825	-	-	91,825
Expired warrants	-	-	-	(32,372)	32,372	-
Share issue costs	-	(8,300)	-	-	-	(8,300)
Net loss for year	-	-	-	-	(1,408,342)	(1,408,342)
Balance, December 31, 2017	67,970,430	4,820,489	205,120	306,780	(8,240,795)	(2,908,406)
Shares issued pursuant to private placement (note 11(v))	16,568,851	331,410	-	248,500	-	579,910
Shares issued pursuant to private placement (note 11(viii))	8,760,000	128,600	-	90,400	-	219,000
Shares issued pursuant to debenture financing (note 10(d))	340,000	11,900	-	8,890	-	20,790
Shares issued for debt (note 11(vi))	2,264,475	79,257	-	-	-	79,257
Exercised warrants (note 11(vii))	1,000,000	65,000	-	(15,000)	-	50,000
Expired options	-	-	(28,905)		28,905	-
Expired warrants	-	-	-	(217,650)	217,650	-
Share based payments	-	-	4,500	-	-	4,500
Share issue costs	-	(24,762)	-	3,450	-	(21,312)
Net loss for year	-	-	-	-	(1,273,778)	(1,273,778)
Balance, December 31, 2018	96,903,756	5,411,894	180,715	425,370	(9,268,018)	(3,250,039)

The accompanying notes are an integral part of these consolidated financial statements.

F-9

BacTech Environmental Corporation

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars, unless otherwise stated)

	Year ended December 31 2018	Year ended December 31 2017
	$	$
Cash flow from operating activities
Cash paid to suppliers, employees and consultants	(902,375)	(887,826)
	(902,375)	(887,826)
Cash flow from financing activities
Gross proceeds from debenture financing	85,000	745,000
Gross proceeds from warrant exercise	50,000	-
Gross proceeds from private placements	798,910	172,500
Share issue costs from financings	(28,112)	(8,300)
	905,798	909,200
Increase in cash	3,423	21,374
Cash, beginning of year	22,477	1,103
Cash, end of year	25,900	22,477
Supplemental Cash flow Information:
Shares for debt	113,224	153,388
Options granted	4,500	91,825
Broker warrants issued	3,450	350
Bonus interest shares	-	88,100

The accompanying notes are an integral part of these Consolidated financial statements.

F-10

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

1.	Nature of Operations and Going Concern

BacTech Environmental Corporation (the "Company" or "BEC") was incorporated by REBgold Corporation (“REBgold” and formerly BacTech Mining Corporation) on October 5, 2010 under the Canada Business Corporations Act. REBgold completed a divisive reorganization by way of a Plan of Arrangement whereby a newly formed subsidiary, the Company, was granted rights and interests in REBgold’s existing and proposed tailings remediation projects and an exclusive, perpetual, royalty-free license to use REBgold’s proprietary bioleaching technology for reclamation of historic mine tailings. REBgold retained the primary rights to the bioleaching technology. The technology utilizes bacteria to extract precious and base metals and has been traditionally used to treat difficult-to-treat sulphide ores and concentrates. During the year ended December 31, 2013, REBgold amalgamated with Aquila Resources Inc. and is hereinafter referred to as “Aquila”.

The business plan for the Company is to apply bioleaching technology to abatement and reclamation projects to remove the harmful elements such as arsenic and sulphur from the environment, where this can be assisted by a positive cash flow from metal recovery. Examples of metals which could potentially be extracted include gold, silver, cobalt, nickel, copper, uranium and zinc. The Company’s head office is located at 20 Eglinton Avenue West, Suite 1820, Toronto, Ontario, M4R 1K8.

The accompanying consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company has no sources of recurring revenue, has incurred losses amounting to $9,268,018 since its inception, has a working capital deficit of $3,184,004 at December 31, 2018, has past due loans and is dependent on financings to fund its operations. The ability of the Company to continue as a going concern is dependent upon the continuing financial support of shareholders or other investors, obtaining new financing on commercial terms acceptable to the Company to enable it to monetize its intellectual property assets, and upon attaining profitable operations once such assets can be monetized, all of which outcomes are materially uncertain and which, taken together, cast significant doubt over the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the carrying values of the Company’s assets, liabilities, and expenses and the related statement of financial position and statement of loss classifications that would be necessary if the going concern assumption were inappropriate. Such adjustments have not been quantified by management but could be material.

The Company funded its operations for the year ended December 31, 2018 from existing cash reserves, equity private placements, debenture financing and accounts receivable. The Company does not have sufficient cash reserves to fund its administrative costs and fund any project development initiatives for the coming twelve month period, nor to repay its liabilities to trade creditors and debt holders. These matters represent material uncertainties that cast significant doubt about the Company’s ability to continue as a going concern. Management is actively involved in identifying reclamation and abatement ventures amenable to the application of the Company’s technology license, and in seeking new equity financing to enable it to service the Company’s liabilities and its ongoing administrative costs. There can be no assurance that the Company will be successful in these initiatives.

F-11

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

2.	Basis of Consolidation and Presentation

Statement of Compliance with International Financial Accounting Standards (“IFRS”) Statement of Compliance

These consolidated financial statements have been prepared in compliance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the IFRS Interpretations Committee ("IFRIC") effective December 31, 2018.

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

These consolidated financial statements were authorized for issuance by the Board of Directors of the Company on April 29, 2018.

Basis of Preparation and Presentation

These consolidated financial statements have been prepared on a historical cost basis except for the revaluation of certain financial instruments. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting except for cash flow information.

The consolidated financial statements are presented in Canadian dollars, which is also the Company’s functional currency.

Basis of Consolidation

These consolidated financial statements comprise the financial statements of the Company and its subsidiary, Empresa Minera Ambiental BacTech S.A. incorporated in Bolivia. Accounting policies of the subsidiary have been changed where necessary to ensure consistency with the policies adopted by the Company.

Intercompany balances and transactions, including unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the consolidated financial statements.

3.	Significant Accounting Policies

Measurement Uncertainty

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates that, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods, if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

F-12

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

3.	Significant Accounting Policies - continued

Critical Judgements and Estimation Uncertainties

The preparation of consolidated financial statements in conformity with IFRS requires the Company’s management to make judgments, estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results may differ from those estimates and these differences could be material.

The areas which require management to make significant judgments, estimates and assumptions in determining carrying values include, but are not limited to:

-	Assets’ carrying values and impairment charges:

In the determination of carrying values and impairment charges, management looks at the higher of recoverable amount and fair value less costs to sell in the case of assets and at objective evidence of significant or prolonged decline of fair value on financial assets indicating impairment. These determinations and their individual assumptions require that management make a decision based on the best available information at each reporting period.

-	Impairment of deferred assessment and evaluation costs:

While assessing whether any indications of impairment exist for deferred assessment and evaluation assets, consideration is given to both external and internal sources of information. Information the Company considers includes changes in the market, economic and legal environment in which the Company operates that are not within its control that could affect the recoverable amount of assessment and evaluation assets. Internal sources of information include the manner in which assessment and evaluation assets are being used or are expected to be used and indications of expected economic performance of the assets. Estimates may include, but are not limited to, estimates of the discounted future after-tax cash flows expected to be derived from the Company’s properties, costs to sell the properties, and the appropriate discount rate. Reductions in metal price forecasts, increases in estimated future costs of production, increases in estimated future capital costs, reductions in the amount of recoverable mineral reserves and mineral resources (neither of which the Company presently has) and/or adverse current economics can result in a write-down of the carrying amounts of the Company’s deferred assessment and evaluation assets.

-	Estimation of decommissioning and restoration costs and the timing of expenditure:

The cost estimates are updated annually to reflect known developments, (e.g. revisions to cost estimates and to the estimated lives of operations) and are subject to review at regular intervals. Decommissioning, restoration and similar liabilities are estimated based on the Company’s interpretation of current regulatory requirements and constructive obligations are measured at their estimated fair value. Fair value is determined based on the net present value of estimated future cash expenditures for the settlement of decommissioning, restoration or similar liabilities that may occur upon decommissioning of a mine. Such estimates are subject to change based on changes in laws and regulations and negotiations with regulatory authorities.

F-13

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

3.	Significant Accounting Policies - continued

Critical Judgements and Estimation Uncertainties - continued

-	Taxes, income taxes and deferred taxes:

The Company is subject to income and other taxes in various jurisdictions. Significant judgment is required in determining the Company’s provisions for taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. The determination of the Company’s income and other tax liabilities requires interpretation of complex laws and regulations often involving multiple jurisdictions. The Company’s interpretation of taxation law as applied to transactions and activities may not coincide with the interpretation of the tax authorities. All tax filings are subject to audit and potential reassessment subsequent to the financial statement reporting period. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the tax related accruals and deferred income tax provisions in the period in which such determination is made. Any estimates for value added and withholding taxes have been included in accounts payable and accrued liabilities.

-	Share-Based Payments:

Management determines costs for share-based payments using market-based valuation techniques. The fair value of the market-based and performance-based share awards are determined at the date of grant using generally accepted valuation techniques. Assumptions are made and judgment used in applying valuation techniques. These assumptions and judgments include estimating the future volatility of the stock price, expected dividend yield, future employee turnover rates and future employee stock option exercise behaviors and corporate performance. Such judgments and assumptions are inherently uncertain. Changes in these assumptions affect the fair value estimates.

-	Commitments and Contingencies Refer to Note 19.

Foreign Currency Translation

The Company has determined that its operations and those of its subsidiary occur primarily in an economic environment where the functional currency is the Canadian dollar. Transactions in foreign currencies are translated to the functional currency at exchange rates in effect at the dates of the transactions. Monetary assets and liabilities denominated in a currency other than the Canadian dollar are translated into Canadian dollars at the exchange rate as at the end of the reporting period. Non-monetary assets and liabilities are translated at historical exchange rates at the transaction date. Depreciation is translated at historical exchange rates at the transaction date. The calculated exchange gains and losses are included in net loss for the year.

F-14

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

3.	Significant Accounting Policies - continued

Environmental Liability, Contingency, and Other Provisions

A provision is recognized when the Company has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be reliably estimated. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A legal or constructive obligation to incur restoration, rehabilitation, or environmental costs may arise when environmental disturbance is caused by the exploration, development, or ongoing production of a mineral property interest. Such costs, discounted to their net present value, are provided for and capitalized to the carrying amount of the asset as soon as the obligation to incur such costs arises. Discount rates using a pretax rate that reflects the time value of money are used to calculate the net present value. These costs are charged against net loss over the economic life of the related asset, through depreciation using either a unit-of-production or the straight-line method, as appropriate. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation. As at December 31, 2018 and 2017, no such material obligation has been identified.

Impairment of Assets

At the end of each reporting period, the Company reviews the carrying amounts of its non-financial assets and its deferred assessment and evaluation costs to determine whether there is any indication that those assets have suffered an impairment loss. Where such an indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. The recoverable amount is the higher of an asset’s fair value less cost to sell and its value in use. Fair value is determined as the reasonable amount that would be obtained from the asset’s arms length sale. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market conditions of the time value of money and the specific asset’s risks. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount is reduced to its recoverable amount and an impairment loss is recognized in profit or loss. To test impairment, assets are allocated to cash-generating units to which the exploration activity relates. For an asset that does not generate cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the new estimated net recoverable amount. The new carrying amount will not be greater than the carrying amount that would have existed if no impairment loss had been recognized in prior years. A reversal of an impairment loss is recognized in profit or loss.

F-15

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

3.	Significant Accounting Policies - continued

Financial Instruments

Accounting policy under IAS 39 applicable prior to January 1, 2018

The accounting policy under IAS 39 for the comparative information presented in respect of financial assets and liabilities, excluding derivative instruments related to hedging activities, was similar to the accounting policy adopted in 2018, with the following exceptions.

Financial assets

Initial recognition and measurement

Non-derivative financial assets within the scope of IAS 39 were classified as “financial assets at fair value through profit or loss”, “loans and receivables”, or “available-for-sale financial assets”, as appropriate. The Company determines the classification of its financial assets at initial recognition.

Subsequent measurement

Financial assets at fair value through profit or loss included financial assets held for trading and financial assets designated upon initial recognition at fair value through profit or loss. Financial assets were classified as held for trading if management intended to sell the financial assets in the short term. This category included any derivative financial instrument that was not designated as a hedging instrument in a hedge relationship under IAS 39.

Derivatives embedded in host contracts were accounted for as separate derivatives and recorded at fair value if their economic characteristics and risks were not closely related to those of the host contracts. Host contracts were not held for trading or designated at fair value through profit or loss. These embedded derivatives were measured at fair value with changes in fair value recognized in the consolidated statements of loss. Reassessment only occurred if there was a change in the terms of the contract that significantly modified the cash flows that would have otherwise been required.

Impairment of financial assets

The Company assessed at each reporting date whether there was any objective evidence that a financial asset or a group of financial assets was impaired. A financial asset or a group of financial assets was deemed to be impaired if there was objective evidence of impairment as a result of one or more events that had occurred after the initial recognition of the asset (an incurred “loss event”) and the loss had an impact on the estimated cash flows of the financial asset or group of assets that could be reliably estimated.

For financial assets carried at amortized cost, the Company considered evidence of impairment at both a specific asset and collective level. Objective evidence could include the default or delinquency of a debtor or restructuring of an amount due to the Company on terms that the Company would not consider otherwise.

All individually significant financial assets were assessed for specific impairment. Financial assets that were not individually significant were collectively assessed for impairment by grouping together financial assets with similar risk characteristics. If there was objective evidence that an impairment had incurred, the amount of the charge was recognized in the consolidated statements of operations and was measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows, excluding future credit losses that had not yet been incurred. If, in a subsequent period, the estimated impairment charge decreased because of an event, any reversal would have been credited to profit or loss.

F-16

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

3.	Significant Accounting Policies - continued

The following is the Company’s new accounting policy for financial instruments under IFRS 9:

Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

Measurement

Financial assets at FVTOCI

Elected investments in equity instruments at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently, they are measured at fair value, with gains or losses recognized in other comprehensive loss. The Company does not have any assets or liabilities measured at FVTOCI.

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively. Financial assets and liabilities measured at amortized cost are subsequently measured at the end of each reporting period of amortized cost using the effective interest rate (“EIR”) method. Amortized cost is calculated by taking into account any discounts to premiums on acquisitions and any fees or costs that are an integral part of the EIR. The EIR amortization is included in accretion in the consolidated statements of loss.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the consolidated statements of comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the consolidated statements of loss. The Company does not have any assets or liabilities measured at FVTPL.

Impairment of financial assets at amortized cost

The Company’s only financial asset subject to impairment are the receivables, which are measured at amortized costs. The Company recognizes an allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve-month expected credit losses. The Company shall recognize in the consolidated statements of comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

F-17

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

3.	Significant Accounting Policies - continued

Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are generally recognized in the consolidated statements of loss.

Financial liabilities

The Company derecognizes financial liabilities only when its obligations under the financial liabilities are discharged, cancelled or expired. Generally, the difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated statements of loss.

Exploration and Development Activities

Deferred assessment and evaluation costs include the direct costs related to mineral properties, including costs of acquiring mining properties and deferred exploration and development costs. These costs are capitalized and accumulated on a property by property basis and will be depreciated on the unit of production method based upon estimated proven and probable mineral reserves, or written off if the properties are abandoned or the carrying value is determined to be in excess of possible recoverable amounts. Costs for general exploration prior to obtaining legal rights to explore the subject property are expensed as incurred.

Loss per Share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted loss per share is determined by adjusting the loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all warrants, options, and convertible debentures outstanding that may add to the total number of common shares unless their effect would be anti-dilutive.

Share Based Payments, Option Reserve and Warrant Reserve

The fair values of employee share option plan issuances are measured at the date of grant of the options using the Black-Scholes pricing model, taking into consideration the terms and conditions upon which the options were granted. The resulting cost, as adjusted for the expected and actual level of vesting of the options, is charged to income over the period in which the options vest. At the end of each reporting period before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management’s best estimate of the number of equity instruments that will ultimately vest. Equity-settled share-based payment transactions with parties other than employees are measured at fair value of the goods or services received, except where the fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments grants, measured at the date the entity obtains the goods or the counterparty renders the service. The value of options outstanding is recorded in the option reserve. The value of expired options is transferred to deficit. The value of warrants outstanding is recorded in the warrant reserve. The value of expired warrants is transferred to deficit.

F-18

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

3.	Significant Accounting Policies - continued

Income Taxes

Income tax on the net loss for the years presented comprises current and deferred tax. Current income tax expense is the expected tax payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at year end, adjusted for amendments to tax payable with regard to previous periods. Deferred income tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

No deferred income tax is recognized for temporary differences arising from the initial recognition of assets or liabilities that affect either accounting or taxable profit or loss.

The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted that are expected to be applied to taxable income in the years in which the temporary differences are expected to be recovered or settled.

A deferred income tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, it provides a valuation allowance against that excess.

Investment Tax Credits

The Company claims research and development deductions and related investment tax credits for income tax purposes based on management's interpretation of the applicable legislation under The Canadian Income Tax Act. These claims are subject to review by the Canada Revenue Agency.

The investment tax credits recoverable are comprised of federal and provincial investment tax credit claims with respect to qualifying scientific research and development expenditures incurred by the Company. The benefit to these investment tax credits is accrued when there is reasonable assurance that the credits will be realized. The amount recoverable is deducted from the related project expenditures on the consolidated statements of loss and comprehensive loss.

Cash

Cash comprises cash in bank and in hand.

F-19

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

4.	Current and Future Changes in Accounting Policies

Future Changes

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for accounting periods on or after January 1, 2019 or later periods. Many are not applicable or do not have significant impact on the Company and have been excluded. The following have not yet been adopted and are being evaluated to determine their impact on the Company.

IAS 1 – Presentation of Financial Statements (“IAS 1”) and IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Earlier adoption is permitted.

IFRIC 23 – Uncertainty Over Income Tax Treatments (“IFRIC 23”) was issued in June 2018 and clarifies the accounting for uncertainties in income taxes. The interpretation committee concluded that an entity shall consider whether it is probable that a taxation authority will accept an uncertain tax treatment. If an entity concludes it is probable that the taxation authority will accept an uncertain tax treatment, then the entity shall determine taxable profit (tax loss), tax bases, unused tax losses and credits or tax rates consistently with the tax treatment used or planned to be used in its income tax filings. If an entity concludes it is not probable that the taxation authority will accept an uncertain tax treatment, the entity shall reflect the effect of uncertainty in determining the related taxable profit (tax loss), tax bases, unused tax losses and credits or tax rates. IFRIC 23 is effective for annual periods beginning on or after January 1, 2019.

Adoption of IFRS 9 – Financial Instruments (“IFRS 9”)

The Company adopted all of the requirements of IFRS 9 Financial Instruments (“IFRS 9”) as of January 1, 2018. IFRS 9 – Financial Instruments: Recognition and Measurement (“IFRS 9”) introduces new requirements for the classification, measurement and impairment of financial assets and hedge accounting. It establishes two primary measurement categories for financial assets: (i) amortized cost and (ii) fair value either through profit or loss (“FVPL”) or through other comprehensive income (“FVOCI”); establishes criteria for the classification of financial assets within each measurement category based on business model and cash flow characteristics; and eliminates the existing held for trading, held to maturity, available for sale, loans and receivable and other financial liabilities categories. IFRS 9 also introduces a new expected credit loss model for the purpose of assessing the impairment of financial assets and requires that there be a demonstrated economic relationship between the hedged item and hedging instrument.

IFRS 9 replaces IAS 39 Financial Instruments: Recognition and Measurement (“IAS 39”). IFRS 9 utilizes a revised model for recognition and measurement of financial instruments and a single, forward-looking “expected loss” impairment model. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward in IFRS 9, so the Company’s accounting policy with respect to financial liabilities is unchanged. As a result of the adoption of IFRS 9, management has changed its accounting policy for financial assets retrospectively, without restating comparatives, and therefore the comparative information in respect of the financial instruments for the year ended December 31, 2017 was accounted for in accordance with the Company’s previous accounting policy IAS 39.

F-20

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

4.	Current and Future Changes in Accounting Policies - continued

The change did not impact the carrying value of any financial assets or financial liabilities on the transition date. The adoption of IFRS 9 resulted in no impact to the opening balances as of January 1, 2018.

The table below shows the original classification under IAS 39 and the new classification under IFRS 9:

Financial assets/ liabilities	Original Classification IAS 39	New classification IFRS 9

Cash	Loans and receivables	Financial asset at amortized cost
Other receivables	Loans and receivables	Financial asset at amortized cost
Accounts Payables	Other financial liability	Financial liability at amortized cost
Loans Payable	Other financial liability	Financial liability at amortized cost
Debentures	Other financial liability	Financial liability at amortized cost

5.	Other Receivables

Other receivables consist of the following:

	December 31	December 31
	2018 $	2017 $
Sales tax receivable	1,160	1,490
Total other receivables	1,160	1,490

6.	Payable to Aquila Resources Inc.

	December 31	December 31
	2018	2017
	$	$
Plan of Arrangement loan	69,823	69,823
Net accruals/receivables	9,471	9,471
Aquila Debenture payable	82,000	82,000
	161,294	161,294
Less current portion	-	91,471
Long term portion	161,294	69,823

The balance is unsecured, non-interest bearing, and is due on demand.

Under the Plan of Arrangement ("Arrangement”) completed with Aquila, the Company assumed 20% of Aquila Resources Inc.’s (“Aquila”) debenture payable obligation which consisted of 43 $10,000 unsecured convertible debentures, initially maturing on October 13, 2011, but extended to April 13, 2015 over a series of extension agreements, with an interest rate of 18% per year payable semi-annually. The Company is obligated to pay the principal portion to Aquila which is $82,000 plus 20% of the interest accrued from December 2, 2010. The Debenture has reached its maturity date and Aquila has repaid the debenture obligation to the debenture holders.

F-21

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

7.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following as at:

	December 31 2018	December 31 2017
	$	$
Trade payables	595,446	366,311
Accrued liabilities - other	1,724,963	1,780,549
Total	2,320,409	2,146,860

Included in accrued liabilities are certain liabilities totaling approximately $163,000, that due to the length of time passed since the Company recorded them, are considered uncollectable by the vendor and the Company is not expecting to pay.

8.	Related Party Transactions

Related party transactions consist of the following for the year ended:

	December 31 2018	December 31 2017
	$	$
Salaries and management fees	285,000	285,000
Share-based compensation	3,000	44,400
Total	288,000	329,400

Included in accounts payable and accrued liabilities is $983,600 due to related parties at December 31, 2018 (2017 - $931,174). Please refer to additional related party transactions in Note 11 – Share Capital.

9.	Loan Payable

On January 20, 2015, the Company arranged for a loan from a third party. The purpose of the loan is to provide working capital for future exploration and development projects.

The terms of the loan payable are as follows; (i) Total amount available of loan is $150,000, (ii) bonus shares of 200,000 common shares of the Company for every $50,000 tranche, up to a total of 600,000 common shares can be issued if the full amount is drawn down, (iii) a 1% Net Profit Interest (“NPI”) in a future remediation project, and (iv) earns interest at a rate of 12% per annum. The loan was due 120 days from the date of the first advance which was May 20, 2015. If the loan is not repaid at maturity or reorganized, interest will be 1.5% per month compounded. The loan has not been repaid and continues to accrue interest. Interest expense for the year ended December 31, 2018 was $26,900 (2017 -$26,900).

The 600,000 common shares have not been issued and the value of the shares is included in accounts payable and accrued liabilities on the consolidated statement of financial position. The shares have been valued at $13,000 based on the quoted market value of the common shares and forms part of finance charges for fiscal 2015.

F-22

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

10. Debentures

Debentures consist of the following as at:

	December 31 2018	December 31 2017
	$	$
Debentures with Bonus Interest (a)	427,130	387,730
Debentures with warrant and Net Smelter Return (“NSR”) (b)	173,230	136,390
Debenture with NSR with a maturity date of November 29, 2019 (c)	91,750	82,750
Debenture with NSR with a maturity date of May 14, 2020 (d)	66,035	-
Total	758,145	606,870
Less Current Portion	692,110	606,870
Total Long Term Portion	66,035	606,870

(a) Debentures with Bonus Interest

Between April 19, 2017 and June 26, 2017, BacTech completed three tranches of a debenture financing for gross proceeds of $445,000 and accompanied by the issuance of 1,780,000 common shares which are included as a bonus equity interest. The debentures have a 2-year term and pay 12% interest annually. The debenture included a 20% common stock bonus interest payment (issued at $0.05 per share) .. For example, a $10,000 debenture would be accompanied by 40,000 common shares of BacTech, subject to a 4-month restriction on resale from the date of closing.

The fair value of the bonus shares was determined by reference to the trading prices of the Company’s common shares on the date the tranches were closed. The Company issued 1,780,000 common shares in connection with the debenture financing with an aggregate value of $70,100. Transaction costs included a cash commission of $8,400 and 84,000 broker warrants (now expired unexercised). Each broker warrant entitled the holder to purchase one common share at an exercise prices of $0.10 for a period of 12 months and were valued at $350. The aggregate transaction cost, which included the bonus shares, cash commission and warrants, was recorded against the debenture and is being amortized over the life of the debenture and shown as accretion expense.

	December 31	December 31
	2018	2017
	$	$
Face value of debentures	445,000	445,000
Transactions costs allocated to debentures	(78,850)	(78,850)
Accumulated accretion	60,980	21,580
Balance	427,130	387,730

(b) Debentures with Warrants and Net Smelter Royalty

Between August 14, 2017 and September 22, 2017, BacTech completed two tranches of a debenture financing for one debenture holder for gross proceeds of $200,000 and accompanied by the issuance of 1,666,760 common shares purchase warrants and NSR of 0.834% in relation to the project in Bolivia. The debenture has a 2-year term and pays 12% interest annually.

F-23

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

10. Debentures - continued

The fair value of the common share purchase warrants was determined by reference to the fair market value of the warrants issued in connection with the debenture financing with an aggregate value of $73,700 (note 12). Each warrant entitles the holder to purchase one common share at an exercise price of $0.05 for a period of 5 years from the date of issue. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the consolidated statement of financial position. The aggregate value of the transaction costs which includes the warrants is recorded against the debenture and is being amortized over the life of the debenture.

	December 31	December 31,
	2018	2017
	$	$
Face value of debentures	200,000	200,000
Transactions costs allocated to debentures	(73,700)	(73,700)
Accumulated accretion	46,930	10,090
Balance	173,230	136,390

(c) Debenture with Net Smelter Royalty with maturity date of November 29, 2019

On November 29, 2017, BacTech completed a debenture financing for one debenture holder for gross proceeds of $100,000 and accompanied by the issuance of 400,000 common shares which are included as a bonus equity interest and NSR of 0.50% in relation to the project in Bolivia. The debenture has a 2-year term and pays 12% interest annually.

The fair value of the bonus shares was determined by reference to the trading prices of the Company’s common shares on the date the financing closed. The Company issued 400,000 common shares in connection with the debenture financing with an aggregate value of $18,000. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the consolidated statement of financial position. The aggregate value of the transaction costs which includes the bonus shares is recorded against the debenture and is being amortized over the life of the debenture.

	December 31	December 31
	2018	2017
	$	$
Face value of debentures	100,000	100,000
Transactions costs allocated to debentures	(18,000)	(18,000)
Accumulated accretion	9,750	750
Balance	91,750	82,750

F-24

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

10. Debentures - continued

(d) Debentures with Net Smelter Royalty with maturity date of May 14, 2020

On May 14, 2018, the Company closed the final tranche of its debenture financing for gross proceeds of $85,000 and accompanied by the issuance of 340,000 common shares which are included as a bonus equity interest and a Net Smelter Royalty of 2.5% in relation to the Company’s Telamayu Tailings project. The debenture has a 2-year term and pays 12% interest annually. The 340,000 common shares issued in this tranche were with a 4-month hold.

The fair value of the bonus shares was determined by reference to the trading prices of the Company’s common shares on the date the financing closed. The Company issued 340,000 common shares in connection with the debenture financing with an aggregate value of $11,900. Transaction costs included a cash commission of $6,800 and 170,000 broker warrants (note 12). Each broker warrant entitles the holder to purchase one common share and one new warrant at an exercise price of $0.05 for a period of 24 months from the date of closing the debenture and are valued at $8,890 (note 12). Each new warrant entitles the holder to purchase one common share at a price of $0.05 per new warrant for a period of 24 months from the date of closing the debenture. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the consolidated statement of financial position. The aggregate value of the transaction costs which includes the bonus shares, commission and broker warrants is recorded against the debenture and is being amortized over the life of the debenture.

	December 31	December 31
	2018	2017
	$	$
Face value of debentures	85,000	-
Transactions costs allocated to debentures	(27,590)	-
Accumulated accretion	8,625	-
Balance	66,035	-

11. Share Capital

Authorized share capital is made up of unlimited common shares without par value:

(i)	On January 19, 2017 and February 21, 2017, the Company completed two additional tranches of a private placement for total gross proceeds of $72,500 and issued 1,450,000 units at $0.05 per unit. Each unit consisted of one common share and one half of one common share purchase warrant. Each whole warrant entitled the holder to purchase one common share of the Company at an exercise price of $0.10 for a period of 2 years. All securities issued in connection with the offering and the underlying securities were subject to a four month hold period. The fair value of common share purchase warrants issued in this placement was estimated at $15,430. Share issue costs incurred on this private placement amounted to $500.

F-25

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

11. Share Capital - continued

(ii)	In August 2017, the Company issued 4,050,000, common shares of the Company at a fair market value of $0.035 per common share for an aggregate value of $141,750 to settle $202,500 of debt with certain management and suppliers of the Company. The gain from settlement of the debt of $60,750 was recognized in the year ended December 31, 2017.

(iii)	On November 29, 2017, the Company completed a private placement for total gross proceeds of $100,000 though the issue of 2,000,000 common shares at $0.05 per share. The placement included a Net Smelter Royalty (“NSR”) of 0.50% in relation to the project in Bolivia. All securities issued in connection with the offering and the underlying securities were subject to a four month hold period. Share issue costs incurred on this private placement amounted to $3,000.

(iv)	On November 29, 2017, the Company issued 257,500 common shares of the Company at a price of $0.04 per common share for an aggregate value of $11,587 to settle $12,875 of debt with certain suppliers of the Company. The gain from settlement of the debt of $1,288 was recognized in the year ended December 31, 2017. Share issue costs incurred amount to $1,500.

(v)	On April 5, 2018 and April 19, 2018, the Company completed a private placement for total gross proceeds of $579,910 through the issue of 16,568,851 units at a price of $0.035 per unit. Each unit consisted of one common share of the Company, one full common share purchase warrant exercisable at $0.05 for 2 years and a NSR in relation to the Telamayu project. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the consolidated statement of financial position. The fair value of common share purchase warrants issued in this placement was estimated at $248,500, Share issue costs incurred on this private placement included cash cost of $13,792 and the issue of 114,000 broker warrants valued at $3,450. Each broker warrant entitles the holder to purchase one common share and one common share purchase warrant at an exercise prices of $0.05 and expire on March 30, 2020. Each common share purchase warrant entitles the holder to purchase one common share at a price of $0.05 per warrant for a period of 24 months from the date of closing the private placement. A family member of a director of the Company participated in the financing for $10,000 (refer to Note 8).

(vi)	On May 14, 2018, the Company issued 2,264,475, common shares of the Company at a fair market value of $0.035 per common share for an aggregate value of $79,257 to settle $113,224 , of which $100,000 was owed to officers of the Company, (Note 8). The gain from settlement of the debt of $33,967 is recognized in the consolidated statement of financial position.

(vii)	On September 21, 2018, a total of 1,000,000 warrants were exercised for 1,000,000 common shares of the Company for gross proceeds of $50,000. The fair market value adjustment from the exercise of the warrants was $15,000.

(viii)	On December 4, 2018, the Company completed a private placement for total gross proceeds of $219,000 through the issue of 8,760,000 units at a price of $0.025 per unit. Each unit consisted of one common share of the Company and one full common share purchase warrant exercisable at $0.05 for 2 years. The fair value of common share purchase warrants issued in this placement was estimated at $90,400 using the Black-Sholes option pricing model (see note 12).

F-26

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

12. Warrant Reserve

The movements in the number and estimated fair value of outstanding broker warrants and share purchase warrants are as follows:

Year ended December 31, 2018		Year ended December 31, 2017
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
	Outstanding	$	Outstanding	$
Balance, beginning of period	16,864,746	0.10	15,788,986	0.11
Issued	25,613,148	0.05	2,475,760	0.07
Exercised	(1,000,000)	0.05	-	-
Expired	(14,472,986)	0.10	(1,400,000)	(0.25)
Balance, end of period	27,004,908	0.05	16,864,746	0.10

The exercise price, expiry date, and the fair value assigned to warrants issued and outstanding as at December 31, 2018 are as follows:

Expiry Date	Weighted Average Exercise Price $	Fair Value $	Warrants Outstanding	Contractual Life (yr)
January 20, 2019	0.10	9,045	425,000	0.05
February 22, 2019	0.10	6,385	300,000	0.15
August 14, 2022	0.05	10,170	333,500	3.62
September 22, 2022	0.05	63,530	1,333,260	3.62
March 30, 2020	0.05	3,450	114,000	1.25
March 30, 2020	0.05	34,247	2,283,434	1.25
April 19, 2020	0.05	199,253	13,285,714	1.30
May 11, 2020	0.05	8,890	170,000	1.36
December 5, 2020	0.05	90,400	8,760,000	1.93
	0.05	425,370	27,004,908	1.61

The fair values of the warrants issued during the year ended December 31, 2018 and the year ended December 31, 2017 were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	2018	2017

Risk free interest rate	1.81% -1.92%	0.72% -1.8%
Expected dividend yield	Nil	Nil
Exercise price	$0.025-$0.04	$0.035 -$0.055
Share price	$0.05	$0.10 -$0.05
Expected volatility	175% - 174%	78% - 165%
Expected life	2 years	1 to 5 years

Option pricing models require the input of subjective assumptions regarding the expected volatility. Changes in assumptions can materially affect the estimate of fair value, and therefore, use of Black-Scholes option pricing model may not provide a realistic measure of the fair value of the Company’s warrants at the date of issue.

F-27

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

13. Stock Options

The Company has a stock option plan (the “Plan”), under which the Company may grant options to directors, officers, employees, and third party service providers. Under the terms of the Plan that was re- approved by the shareholders on July 18, 2018, the Company is authorized to issue a maximum of 10% of the issued and outstanding shares.

The purpose of the Plan is to attract, retain and motivate directors, officers, and certain third party service providers by providing them with the opportunity to acquire a proprietary interest in the Company and benefit from its growth. The options granted under the Plan are non-assignable, have a term of 5 years and vest over periods of up to two years from the date of issue.

Year ended December 31, 2018		Year ended December 31, 2017
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
	Outstanding	$	Outstanding	$
Balance, beginning of period	5,390,000	0.09	3,070,000	0.14
Granted	150,000	0.07	2,500,000	0.10
Expired/Cancelled	(40,000)	1.00	(180,000)	1.00
Balance, end of period	5,500,000	0.08	5,390,000	0.09

Options to purchase common shares outstanding at December 31, 2018 carry exercise prices and remaining terms to maturity as follows:

Weighted

Expiry Date	Average Exercise Price $	Grant Date Fair Value $	Number of Options Outstanding	Number of Options Exercisable	Weighted Average Contractual Life (yr.)
March 15, 2021	0.07	84,390	2,850,000	2,850,000	2.21
April 1, 2022	0.07	10,425	300,000	300,000	3.82
October 24, 2022	0.10	81,400	2,200,000	2,200,000	3.29
October 2, 2023	0.07	4,500	150,000	150,000	4.76
	0.08	180,715	5,500,000	5,500,000	3.01

During the year ended December 31, 2018, 150,000 new options were granted. The Company recognized a total share based payment expense of $4,500 for the year ended December 31, 2018 in respect of the options vesting during the year. For the year ended December 31, 2017, the Company granted 2,500,000 new options. The Company recognized a total expense of $91,825 for the year ended December 31, 2017 in respect of the options vesting during the year. Share based payments expense is included in operating and administrative costs.

F-28

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

13. Stock Options - continued

The fair values of the options issued for the year ended December 31, 2018 and 2017 were estimated using the Black-Scholes option pricing model with the following assumptions:

	2018	2017
Risk free interest rate	2.42%	1.03%
Expected dividend yield	Nil	Nil
Exercise price	$0.07	$0.10
Share price	$0.03	$0.04
Expected volatility	297%	146-176%
Expected life	5 years	5 years

14. Loss per Share

The calculation of basic and diluted loss per share for the year ended December 31, 2018 was based on the loss attributable to common shareholders of $1,273,778 (December 31, 2017 – $1,408,342) and the weighted average number of common shares outstanding of 82,337,456 (December 31, 2017 – 63,233,231). Diluted loss per share did not include the effect of share purchase options and warrants as they would be anti-dilutive.

15. Operating and Administrative

Operating and administrative expense consists of the following:

	Year ended December 31
	2018	2017
	$	$
Salaries and management fees (note 8)	289,753	289,104
Share based payments (note 8 and 13)	4,500	91,825
Professional fees	162,729	240,057
Shareholder information and filing fees	190,550	194,605
Travel	51,249	45,518
General office expenses	32,024	18,206
Foreign exchange gain/loss	2,260	-
Total	733,065	879,315

F-29

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

16. Finance Charges

Finance charges consist of the following:

	Year ended December 31
	2018	2017
	$	$
Interest and bank charges	6,201	11,027
Loan payable interest (note (9))	26,900	26,900
Debenture interest (note (10))	95,817	41,678
Accretion expense (note (10))	93,865	32,420
Total	222,783	112,025

17. Financial Risk Factors

The Company’s risk exposures and the impact on the Company’s financial instruments are summarized below:

Credit risk

The Company has no significant concentration of credit risk arising from operations. Management believes that the credit risk concentration with respect to sales tax receivable is remote.

Liquidity risk

As at December 31, 2018, the Company had a cash balance of $25,900 (December 31, 2017 - $22,477) to settle current liabilities of $3,323,813 (December 31, 2017 - $2,388,331). The Company does not have sufficient cash reserves to fund its administrative costs and fund any project development initiatives for the coming twelve month period, and to repay its liabilities to trade creditors and debt holders. Management is actively involved in identifying reclamation ventures amenable to the application of the Company’s technology and in seeking new equity financing to enable it to service the Company’s liabilities and its ongoing administrative costs. There can be no assurance that the Company will be successful in these initiatives.

Market risk

(a) Interest rate risk

The Company has cash earning interest at a variable interest rate, a loan payable and debentures bearing interest at 12% per annum. The Company’s current policy is to invest excess cash in investment-grade short-term deposit certificates issued by its banking institutions.

(b) Foreign currency risk

The Company’s functional currency is the Canadian dollar. Major purchases are transacted in Canadian dollars. The Company funds certain operations and administrative expenses using United States dollars. Management believes the foreign exchange risk derived from currency conversions is negligible and therefore does not hedge its foreign exchange risk.

F-30

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

17. Financial Risk Factors - continued

(c) Price risk

The Company is not exposed to price risk with respect to commodity prices because the Company is not a producing entity.

Classification of financial instruments

Financial assets included in the statement of financial position are as follows. All of the financial assets are reflected at amortized costs, as at:

	December 31 2018	December 31 2017

Financial assets at amortized cost:
Cash	$25,900	$22,477
Other receivables	$1,160	$1,490

Financial liabilities included in the statement of financial position are as follows. All of the financial liabilities are reflected at amortized costs, as at:

Financial liabilities at amortized cost:

	December 31 2018	December 31 2017

Payable to Aquila Resources Inc	$161,294	$161,294
Accounts payable and accrued liabilities	$2,320,409	$2,146,860
Loan payable	$150,000	$150,000
Debentures	$758,145	$606,870

Fair value

The consolidated statements of financial position carrying amounts for cash, receivables and trade payables, approximate fair value due to their short-term nature.

The following provides a description of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable:

●	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

●	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

F-31

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

18. Capital Management

The Company defines capital as shareholders’ equity. The Company’s objective when managing its capital is to restore its deficit to a positive balance in order to provide an adequate return to shareholders by maintaining a sufficient level of funds, in order to support the acquisition, assessment and evaluation, and development of mineral reclamation properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company is currently in the early stages of evaluation and assessment of projects; as such, the Company is dependent on external financing to fund its activities. In order to carry out the assessment and evaluation of the projects and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company will continue to assess new properties and seek to acquire an interest in additional properties, if it feels there is sufficient geologic or economic potential, and if it has adequate financial resources to do so.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. The Company does not have externally imposed capital requirements. The Company’s capital management objectives, policies and processes have remained unchanged during the years ended December 31, 2018 and 2017.

The Company is not subject to any capital requirements imposed by a lending institution or regulatory body, other than of the Canadian Securities Exchange (“CSE”). The impact of any violation of CSE policy is not known and is ultimately dependent on the discretion of the CSE.

19. Commitments and Contingencies

Management contract

The Company currently has an employment agreement with the provision of termination and change of control benefits with an officer of the Company. The agreement for the officer provides that in the event that their employment is terminated by the Company other than for cause then the officer shall be entitled to a lump sum payment amount equal to 12 months base salary plus 1 month salary for each year of service, to a max of 36 months base salary. If a change of control were to occur, the officer would be entitled to 2 years of compensation (salary plus bonus), or the equivalent of $450,000. As a triggering event has not taken place, the contingent payments have not been reflected in these consolidated financial statements.

Net Smelter Return Royalty

As part of the private placements completed in 2017 and 2018, the Company issued a Net Smelter Return Royalty to investors on the Bolivia Project. The total NSR issued to date is 4.73%.

Environmental matters

The Company’s exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company conducts its operations so as to protect public health and the environment and believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

F-32

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

20. Bolivia project

On May 24, 2016, BacTech announced that its 98% owned Bolivian subsidiary Empresa Minera Ambiental BacTech S.A. (“EMABSA”), had signed an Association Contract with Corporación Minera de Bolivia (“COMIBOL”), the state mining company of Bolivia. On September 15, 2016, the Bolivian government approved and ratified the agreement.

The ten-year contract calls for the environmental remediation and restoration of the “Antigua” tailings and an option on the “Nuevo” tailings, both situated at the Telamayu mill site. Telamayu is situated near the town of Atocha in the Department of Potosi. The agreement envisions three phases, with the first phase focused on the completion of a technical study on the Antigua tails. Included in the study will be the drilling of a grid of 10 metre holes, that will provide information for a NI 43-101 study. In addition, tailings material will be used in metallurgical studies to determine the optimal flow chart for the proposed plant.

The Company is obligated to carry out an investigation of building a processing plant at Telamayu. Phase one is the completion of drilling, assay and metallurgical work to confirm economic viability of the project. To complete this the Company was required to put up a performance bond of $33,000, which is included in prepaids. If the project is deemed viable, the Company will continue its work and will be subject to additional performance bonds. If the project does not proceed, the performance bond will be forfeited by the Company.

On December 20, 2018, the Company received notice from COMIBOL that the Company was in breach of the contract. If COMIBOL were to terminate the agreement the performance desposit of $30,000 would be forfeited. The Company has subsequently presented a draft defined feasibility study to. The Company’s management does not believe that the contract has been breached. The claim is pending a formal response from COMIBOL.

Total project expenditures incurred for the year ended December 31, 2018 were $365,693 (2017 – $461,940). Of that expenditures incurred on the Bolivia project were $308,193 with remainder of the expenditures on the other project in the amount of $57,500.

As part of the private placements completed in 2017 and 2018, the Company issued a NSR Royalty to investors on the Bolivia Project. The total NSR Royalty issued to date is 4.73%.

F-33

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

21. Income Taxes

The reconciliation of the combined Canadian federal and provincial statutory income tax rate on the net loss for the years ended December 31st is as follows:

	2018 $	2017 $
Loss before recovery of income taxes	(1,273,778)	(1,408,342)
Expected income tax recovery	(338,000)	(373,000)
Tax rate changes and other adjustments	(7,000)	(8,000)
Non-deductible expenses	2,000	25,000
Change in tax benefits not recognized	343,000	356,000
Recovery of income taxes	-	-

Deferred income tax

Deferred income taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:

	2018 $	2017 $
Non-capital losses carried forward	7,213,000	6,320,000
SR&ED pool	594,000	594,000
Research and development tax credits	123,000	123,000
Donations	3,000	3,000
Share issue and finance costs	226,000	148,000
Mineral interests	1,535,000	1,535,000
Equipment and intangible assets	1,958,000	1,958,000

The Company’s Canadian non-capital income tax losses expire as follows:

2030	$162,000
2031	1,223,000
2032	747,000
2033	962,000
2034	200,000
2035	677,000
2036	987,000
2037	919,000
2038	1,336,000
Total	$7,213,000

F-34

BacTech Environmental Corporation

Notes to Consolidated Financial Statements
For the years ended December 31, 2018 and 2017

21. Income taxes - continued

Share issue and financing costs will be fully amortized by December 31, 2021. Research and development tax credits expire from 2030 to 2038. The remaining deductible temporary differences are expected to carry forward indefinitely. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits therefrom.

22. Subsequent event

Debentures

On April 25, 2019, the Company requested that debenture holders of the Company’s 12% debentures maturing on April 19, 2019, to extend the term of the debentures for an additional 12 months. In consideration of the extension of the maturity date to April 19, 2020, the company will issue a common share purchase warrant allowing the investors to purchase a common share of the corporation at five cents for a period of three years. The Company is currently negotiating with the debenture holders.

On January 20, 2019 and February 22, 2019, 425,000 and 300,000 warrants expired unexercised, respectively.

F-35

BacTech Environmental Corporation

(UNAUDITED)

F-1

BacTech Environmental Corporation

BacTech Environmental Corporation

Condensed Interim Consolidated Financial Statements

For the three and nine months ended September 30, 2019 and 2018

(Unaudited)

F-2

BacTech Environmental Corporation

For the three and nine months ended September 30, 2019 and 2018

F-3

Notice of No Auditor Review of Condensed Interim Consolidated Financial Statements

The accompanying unaudited condensed interim consolidated financial statements of the Company have been prepared by and are the responsibility of the Company’s management. The Company’s independent auditor, UMY McGovern, Hurley, Cunningham, LLP, has not performed a review of these unaudited condensed interim consolidated financial statements, in accordance with standards established by the Institute of Chartered Professional Accountants for a review of condensed interim consolidated financial statements by an entity’s auditor.

BacTech Environmental Corporation

November 29, 2019

F-4

BacTech Environmental Corporation

Condensed Interim Consolidated Statements of Financial Position

(Unaudited, expressed in Canadian dollars, unless otherwise stated)

	As at September 30 2019	As at December 31 2018
	$	$
Assets
Current assets
Cash	1,243	25,900
Other receivables (note 5)	5,030	1,160
Prepaid expenses	15,200	112,749
Total current assets	21,473	139,809

Total assets	21,473	139,809
Liabilities
Current liabilities
Accounts payable and accrued liabilities (notes 7 and 8)	2,793,024	2,320,409
Payable to Aquila Resources Inc. (note 6)	161,294	161,294
Loan payable (note 9)	150,000	150,000
Current portion of debentures (note 10)	961,251	692,110
Total current liabilities	4,065,569	3,323,813

Debentures (note 10)	-	66,035
Total liabilities	4,065,569	3,389,848

Equity (deficiency)
Share capital (note 11)	5,436,114	5,411,894
Option reserve (note 13)	180,715	180,715
Warrant reserve (note 12)	483,020	425,370
Deficit	(10,143,945)	(9,268,018)
Total deficiency	(4,044,096)	(3,250,039)
Total liabilities and deficiency	21,473	139,809

Nature of Operations and Going Concern (note 1)

Commitments and Contingencies (note 19)

Subsequent Event (note 21)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-5

BacTech Environmental Corporation

Condensed Interim Consolidated Statements of Loss and Comprehensive Loss

(Unaudited, expressed in Canadian dollars, unless otherwise stated)

	Three months ended September 30		Nine months ended September 30
	2019	2018	2019	2018
	$	$	$	$

Expenses
Operating and administrative costs (note 15)	153,000	186,886	447,165	563,808
Finance charges (note 16)	56,498	58,044	173,715	163,743
Project expenditures (note 20)	56,216	79,452	290,477	271,208
Other Income
Gain from settlement of debt	-		-	(47,763)
License fee	-		(20,000)
Net loss and comprehensive loss for the period	(265,714)	(324,382)	(891,357)	(950,996)
Basic and diluted loss per share (note 14)	(0.00)	(0.00)	(_______ )	(_______ )
Weighted average number of common shares Outstanding (note 14)	100,020,423	87,243,756	97,442,645	79,535,483

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-6

BacTech Environmental Corporation

Condensed Interim Consolidated Statements of Changes in Equity (Deficiency)

(Unaudited, expressed in Canadian dollars, unless otherwise stated)

	Share Capital	Share Capital	Option Reserve	Warrant Reserve	Deficit	Total Equity
	#	$	$	$	$	$
Balance, December 31, 2017	67,970,430	4,820,489	205,120	306,780	(8,240,795)	(2,908,406)
Shares issued pursuant to private placement (note 11(i))	16,568,851	331,410	-	248,500	-	579,910
Shares issued pursuant to debenture financing (note 10(d))	340,000	11,900	-	8,890	-	20,790
Shares issued for debt (note 11(ii))	2,264,475	79,257	-	-	-	79,257
Exercised warrants (note 11(iii))	1,000,000	65,000	-	(15,000)	-	50,000
Expired options	-	-	(28,905)		28,905	-
Expired warrants	-	-	-	(24,750)	24,750	-
Share issue costs	-	(24,762)	-	3,450	-	(21,312)
Net loss for period	-	-	-	-	(950,996)	(950,996)
Balance, September 30, 2018	88,143,756	5,283,294	176,215	527,870	(9,138,136)	(3,150,757)
Shares issued pursuant to private placement (note 11(iv))	8,760,000	128,600	-	90,400	-	219,000
Expired warrants	-	-	-	(192,900)	192,900	-
Share based payments	-	-	4,500	-	-	4,500
Net loss for period	-	-	-	-	(322,782)	(322,782)
Balance, December 31, 2018	96,903,756	5,411,894	180,715	425,370	(9,268,018)	(3,250,039)
Shares issued pursuant to private placement (note 11(v))	4,250,000	26,720	-	58,280	-	85,000
Share issue costs	-	(2,500)	-	-	-	(2,500)
Expired warrants	-	-	-	(15,430)	15,430	-
Warrants issued pursuant to debenture financing (note 10(e))	-	-	-	14,800	-	14,800
Net loss for period	-	-	-	-	(891,357)	(891,357)
Balance, September 30, 2019	101,153,756	5,436,114	180,715	483,020	(10,143,945)	(4,044,096)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-7

BacTech Environmental Corporation

Condensed Interim Consolidated Statements of Cash Flows

(Unaudited, expressed in Canadian dollars, unless otherwise stated)

	Nine months ended September 30 2019	Nine months ended September 30 2018
	$	$
Cash flow from operating activities
Cash paid to suppliers, employees and consultants	(257,157)	(666,598)
	(257,157)	(666,598)

Cash flow from financing activities
Gross proceeds from debenture financing	150,000	85,000
Gross proceeds from warrant exercise	-	50,000
Gross proceeds from private placements	85,000	579,910
Share issue costs from financings	(2,500)	(28,112)
	232,500	686,798

Increase (decrease) in cash	(24,657)	20,200
Cash, beginning of period	25,900	22,477
Cash, end of period	1,243	42,677

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-8

Nature of Operations and Going Concern

BacTech Environmental Corporation (the “Company” or “BEC”) was incorporated by REBgold Corporation (“REBgold” and formerly BacTech Mining Corporation) on October 5, 2010 under the Canada Business Corporations Act. REBgold completed a divisive reorganization by way of a Plan of Arrangement whereby a newly formed subsidiary, the Company, was granted rights and interests in REBgold’s existing and proposed tailings remediation projects and an exclusive, perpetual, royalty-free license to use REBgold’s proprietary bioleaching technology for reclamation of historic mine tailings. REBgold retained the primary rights to the bioleaching technology. The technology utilizes bacteria to extract precious and base metals and has been traditionally used to treat difficult-to-treat sulphide ores and concentrates. During the year ended December 31, 2013, REBgold amalgamated with Aquila Resources Inc. and is hereinafter referred to as “Aquila”.

The business plan for the Company is to apply bioleaching technology to abatement and reclamation projects to remove the harmful elements such as arsenic and sulphur from the environment, where this can be assisted by a positive cash flow from metal recovery. Examples of metals which could potentially be extracted include gold, silver, cobalt, nickel, copper, uranium and zinc. The Company’s head office is located at 37 King Street East, Suite 409, Toronto, Ontario, M5C 1E9.

The accompanying condensed interim consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company has no sources of recurring revenue, has incurred losses amounting to $10,143,945 since its inception, has a working capital deficit of $4,044,096 at September 30, 2019, has past due loans and debentures and is dependent on financings to fund its operations. The ability of the Company to continue as a going concern is dependent upon the continuing financial support of shareholders or other investors, obtaining new financing on commercial terms acceptable to the Company to enable it to monetize its intellectual property assets, and upon attaining profitable operations once such assets can be monetized, all of which outcomes are materially uncertain and which, taken together, cast significant doubt over the ability of the Company to continue as a going concern. These condensed interim consolidated financial statements do not include any adjustments to the carrying values of the Company’s assets, liabilities, and expenses and the related statement of financial position and statement of loss classifications that would be necessary if the going concern assumption were inappropriate. Such adjustments have not been quantified by management but could be material.

The Company funded its operations for the nine months ended September 30, 2019 from existing cash reserves, debenture financing for gross proceeds of $150,000, equity private placement for gross proceeds of $85,000 and accounts receivable. The Company does not have sufficient cash reserves to fund its administrative costs and fund any project development initiatives for the coming twelve-month period, nor to repay its liabilities to trade creditors and debt holders. These matters represent material uncertainties that cast significant doubt about the Company’s ability to continue as a going concern. Management is actively involved in identifying reclamation and abatement ventures amenable to the application of the Company’s technology license, and in seeking new equity financing to enable it to service the Company’s liabilities and its ongoing administrative costs. There can be no assurance that the Company will be successful in these initiatives.

F-9

Basis of Consolidation and Presentation

Statement of Compliance with International Financial Accounting Standards (“IFRS”)

Statement of Compliance

These condensed interim consolidated financial statements of the Company have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting ("IAS 34") as issued by the International Accounting Standards Board ("IASB") and using the accounting policies the Company reported in Note 2 and 3 in its audited annual consolidated financial statements for the year ending December 31, 2018. These condensed interim consolidated financial statements do not include all of the information required for full annual financial statements.

The accounting policies have been applied consistently to all periods presented in these condensed interim consolidated financial statements.

These condensed interim consolidated financial statements were authorized for issuance by the Board of Directors of the Company on November 29, 2019.

Basis of Preparation and Presentation

These condensed interim consolidated financial statements have been prepared on a historical cost basis except for the revaluation of certain financial instruments. In addition, these condensed interim consolidated financial statements have been prepared using the accrual basis of accounting except for cash flow information.

The condensed interim consolidated financial statements are presented in Canadian dollars, which is also the Company’s functional currency.

Basis of Consolidation

These condensed interim consolidated financial statements comprise the financial statements of the Company and its subsidiary, Empresa Minera Ambiental BacTech S.A. incorporated in Bolivia. Accounting policies of the subsidiary have been changed where necessary to ensure consistency with the policies adopted by the Company.

Intercompany balances and transactions, including unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the condensed interim consolidated financial statements.

Significant Accounting Policies

Measurement Uncertainty

The preparation of these condensed interim consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These condensed interim consolidated financial statements include estimates that, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods, if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

F-10

Critical Judgements and Estimation Uncertainties

The preparation of condensed interim consolidated financial statements in conformity with IFRS requires the Company’s management to make judgments, estimates and assumptions about future events that affect the amounts reported in the condensed interim consolidated financial statements and related notes to the condensed interim consolidated financial statements. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results may differ from those estimates and these differences could be material.

The areas which require management to make significant judgments, estimates and assumptions in determining carrying values include, but are not limited to:

-	Assets’ carrying values and impairment charges:

In the determination of carrying values and impairment charges, management looks at the higher of recoverable amount and fair value less costs to sell in the case of assets and at objective evidence of significant or prolonged decline of fair value on financial assets indicating impairment. These determinations and their individual assumptions require that management make a decision based on the best available information at each reporting period.

-	Impairment of deferred assessment and evaluation costs:

While assessing whether any indications of impairment exist for deferred assessment and evaluation assets, consideration is given to both external and internal sources of information. Information the Company considers includes changes in the market, economic and legal environment in which the Company operates that are not within its control that could affect the recoverable amount of assessment and evaluation assets. Internal sources of information include the manner in which assessment and evaluation assets are being used or are expected to be used and indications of expected economic performance of the assets. Estimates may include, but are not limited to, estimates of the discounted future after-tax cash flows expected to be derived from the Company’s properties, costs to sell the properties, and the appropriate discount rate. Reductions in metal price forecasts, increases in estimated future costs of production, increases in estimated future capital costs, reductions in the amount of recoverable mineral reserves and mineral resources (neither of which the Company presently has) and/or adverse current economics can result in a write-down of the carrying amounts of the Company’s deferred assessment and evaluation assets.

-	Estimation of decommissioning and restoration costs and the timing of expenditure:

The cost estimates are updated annually to reflect known developments, (e.g. revisions to cost estimates and to the estimated lives of operations) and are subject to review at regular intervals. Decommissioning, restoration and similar liabilities are estimated based on the Company’s interpretation of current regulatory requirements and constructive obligations are measured at their estimated fair value. Fair value is determined based on the net present value of estimated future cash expenditures for the settlement of decommissioning, restoration or similar liabilities that may occur upon decommissioning of a mine. Such estimates are subject to change based on changes in laws and regulations and negotiations with regulatory authorities.

F-11

-	Taxes, income taxes and deferred taxes:

The Company is subject to income and other taxes in various jurisdictions. Significant judgment is required in determining the Company’s provisions for taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. The determination of the Company’s income and other tax liabilities requires interpretation of complex laws and regulations often involving multiple jurisdictions. The Company’s interpretation of taxation law as applied to transactions and activities may not coincide with the interpretation of the tax authorities. All tax filings are subject to audit and potential reassessment subsequent to the financial statement reporting period. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the tax related accruals and deferred income tax provisions in the period in which such determination is made. Any estimates for value added and withholding taxes have been included in accounts payable and accrued liabilities.

-	Share-Based Payments:

Management determines costs for share-based payments using market-based valuation techniques. The fair value of the market-based and performance-based share awards are determined at the date of grant using generally accepted valuation techniques. Assumptions are made and judgment used in applying valuation techniques. These assumptions and judgments include estimating the future volatility of the stock price, expected dividend yield, future employee turnover rates and future employee stock option exercise behaviors and corporate performance. Such judgments and assumptions are inherently uncertain. Changes in these assumptions affect the fair value estimates.

-	Commitments and Contingencies

Refer to Note 19.

4. Future Changes in Accounting Policies

Future Changes

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for accounting periods on or after January 1, 2019 or later periods. Many are not applicable or do not have significant impact on the Company and have been excluded. The following have not yet been adopted and are being evaluated to determine their impact on the Company.

IAS 1 – Presentation of Financial Statements (“IAS 1”) and IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general-purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Earlier adoption is permitted.

F-12

Other Receivables

Other receivables consist of the following:

	September 30 2019	December 31 2018
	$	$
Sales tax receivable	5,030	1,160
Total other receivables	5,030	1,160

Payable to Aquila Resources Inc.

	September 30 2019	December 31 2018
	$	$
Plan of Arrangement loan	69,823	69,823
Net accruals/receivables	9,471	9,471
Aquila Debenture payable	82,000	82,000
	161,294	161,294
Less current portion	-	-
Long term portion	161,294	161,294

The balance is unsecured, non-interest bearing, and is due on demand.

Under the Plan of Arrangement ("Arrangement”) completed with Aquila, the Company assumed 20% of Aquila Resources Inc.’s (“Aquila”) debenture payable obligation which consisted of 43 $10,000 unsecured convertible debentures, initially maturing on October 13, 2011, but extended to April 13, 2015 over a series of extension agreements, with an interest rate of 18% per year payable semi-annually. The Company is obligated to pay the principal portion to Aquila which is $82,000 plus 20% of the interest accrued from December 2, 2010. The Debenture has reached its maturity date and Aquila has repaid the debenture obligation to the debenture holders.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following as at:

	September 30 2019	December 31 2018
	$	$
Trade payables	564,427	595,446
Accrued liabilities - other	1,059,363	761,363
Accrued liabilities – Related parties	1,169,234	963,600
Total	2,793,024	2,320,409

Included in accrued liabilities are certain liabilities totaling approximately $163,000, that due to the length of time passed since the Company recorded them, are considered uncollectable by the vendor and the Company is not expecting to pay.

F-13

Related Party Transactions

Related party transactions consist of the following for the nine months ended:

	September 30 2019	September 30 2018
	$	$
Salaries and management fees	213,750	213,750
Total	213,750	213,750

Included in accounts payable and accrued liabilities is $1,169,234 due to related parties at September 30, 2019 (2018 - $963,600). Please refer to additional related party transactions in Share Capital Note 11 (i) -family member of a director participated in a private placement financing, and Share Capital- Note 11(ii) settlement of debt with officers of the Company.

Loan Payable

On January 20, 2015, the Company arranged for a loan from a third party. The purpose of the loan is to provide working capital for future exploration and development projects.

The terms of the loan payable are as follows; (i) Total amount available of loan is $150,000, (ii) bonus shares of 200,000 common shares of the Company for every $50,000 tranche, up to a total of 600,000 common shares can be issued if the full amount is drawn down, (iii) a 1% Net Profit Interest (“NPI”) in a future remediation project, and (iv) earns interest at a rate of 12% per annum. The loan was due 120 days from the date of the first advance which was May 20, 2015. If the loan is not repaid at maturity or reorganized, interest will be 1.5% per month compounded. The loan has not been repaid and continues to accrue interest. Interest expense for the nine months ended September 30, 2019 was $13,450 (2018 -$13,450).

The 600,000 common shares have not been issued and the value of the shares is included in accounts payable and accrued liabilities on the condensed interim consolidated statement of financial position. The shares have been valued at $13,000 based on the quoted market value of the common shares and forms part of finance charges for fiscal 2015.

Debentures

Debentures consist of the following as at:

	September 30 2019	December 31 2018
	$	$
Debentures with Bonus Interest (a)	445,000	427,130
Debentures with warrant and Net Smelter Return (“NSR”) (b)	200,000	173,230
Debenture with NSR with a maturity date of November 29, 2019 (c)	98,500	91,750
Debenture with NSR with a maturity date of May 14, 2020 (d)	76,385	66,035
Debentures with warrant (e)	141,366	-
Total	961,251	758,145
Less Current Portion	961,251	692,110
Total Long Term Portion	-	66,035

F-14

(a) Debentures with Bonus Interest

Between April 19, 2017 and June 26, 2017, BacTech completed three tranches of a debenture financing for gross proceeds of $445,000 and accompanied by the issuance of 1,780,000 common shares which are included as a bonus equity interest. The debentures have a 2-year term and pay 12% interest annually. The debenture included a 20% common stock bonus interest payment (issued at $0.05 per share) .. For example, a $10,000 debenture would be accompanied by 40,000 common shares of BacTech, subject to a 4-month restriction on resale from the date of closing.

The fair value of the bonus shares was determined by reference to the trading prices of the Company’s common shares on the date the tranches were closed. The Company issued 1,780,000 common shares in connection with the debenture financing with an aggregate value of $70,100. Transaction costs included a cash commission of $8,400 and 84,000 broker warrants (now expired unexercised). Each broker warrant entitled the holder to purchase one common share at an exercise prices of $0.10 for a period of 12 months and were valued at $350. The aggregate transaction cost, which included the bonus shares, cash commission and warrants, was recorded against the debenture and is being amortized over the life of the debenture and shown as accretion expense. The total transaction costs have been fully recognized through accretion expenses. For further information on the maturity date, please see Subsequent Events Note 21.

	September 30 2019	December 31 2018
	$	$
Face value of debentures	445,000	445,000
Transactions costs allocated to debentures	(78,850)	(78,850)
Accumulated accretion	78,850	60,980
Balance	445,000	427,130

F-15

(b) Debentures with Warrants and Net Smelter Royalty

Between August 14, 2017 and September 22, 2017, BacTech completed two tranches of a debenture financing for one debenture holder for gross proceeds of $200,000 and accompanied by the issuance of 1,666,760 common shares purchase warrants and NSR of 0.834% in relation to the project in Bolivia. The debenture has a 2-year term and pays 12% interest annually.

The fair value of the common share purchase warrants was determined by reference to the fair market value of the warrants issued in connection with the debenture financing with an aggregate value of $73,700 (note 12). Each warrant entitles the holder to purchase one common share at an exercise price of $0.05 for a period of 5 years from the date of issue. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the condensed interim consolidated statement of financial position. The aggregate value of the transaction costs which includes the warrants is recorded against the debenture and is being amortized over the life of the debenture. . For further information on the maturity date, please see Subsequent Events Note 21.

	September 30 2019	December 31 2018
	$	$
Face value of debentures	200,000	200,000
Transactions costs allocated to debentures	(73,700)	(73,700)
Accumulated accretion	73,700	46,930
Balance	200,000	173,230

(c) Debenture with Net Smelter Royalty with maturity date of November 29, 2019

On November 29, 2017, BacTech completed a debenture financing for one debenture holder for gross proceeds of $100,000 and accompanied by the issuance of 400,000 common shares which are included as a bonus equity interest and NSR of 0.50% in relation to the project in Bolivia. The debenture has a 2-year term and pays 12% interest annually.

The fair value of the bonus shares was determined by reference to the trading prices of the Company’s common shares on the date the financing closed. The Company issued 400,000 common shares in connection with the debenture financing with an aggregate value of $18,000. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the condensed interim consolidated statement of financial position. The aggregate value of the transaction costs which includes the bonus shares is recorded against the debenture and is being amortized over the life of the debenture.

	September 30 2019	December 31 2018
	$	$
Face value of debentures	100,000	100,000
Transactions costs allocated to debentures	(18,000)	(18,000)
Accumulated accretion	16,500	9,750
Balance	98,500	91,750

F-16

(d) Debentures with Net Smelter Royalty with maturity date of May 14, 2020

On May 14, 2018, the Company closed the final tranche of its debenture financing for gross proceeds of $85,000 and accompanied by the issuance of 340,000 common shares which are included as a bonus equity interest and a Net Smelter Royalty of 2.5% in relation to the Company’s Telamayu Tailings project. The debenture has a 2-year term and pays 12% interest annually. The 340,000 common shares issued in this tranche were with a 4-month hold.

The fair value of the bonus shares was determined by reference to the trading prices of the Company’s common shares on the date the financing closed. The Company issued 340,000 common shares in connection with the debenture financing with an aggregate value of $11,900. Transaction costs included a cash commission of $6,800 and 170,000 broker warrants (note 12). Each broker warrant entitles the holder to purchase one common share and one new warrant at an exercise price of $0.05 for a period of 24 months from the date of closing the debenture and are valued at $8,890 (note 12). Each new warrant entitles the holder to purchase one common share at a price of $0.05 per new warrant for a period of 24 months from the date of closing the debenture. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the condensed interim consolidated statement of financial position. The aggregate value of the transaction costs which includes the bonus shares, commission and broker warrants is recorded against the debenture and is being amortized over the life of the debenture.

	September 30 2019	December 31 2018
	$	$
Face value of debentures	85,000	85,000
Transactions costs allocated to debentures	(27,590)	(27,590)
Accumulated accretion	19,425	8,625
Balance	76,835	66,035

(e) Convertible Debentures with Warrants

On May 1, 2019, the Company closed a $150,000 Senior Bridge Debenture. The Senior Bridge Debenture is for one year and will pay 12% interest on redemption. In addition, the Company will issue a total of 1,500,000 common share purchase warrants with a two-year term and allow the holder to buy additional shares at $0.05 per share. The Convertible debentures are convertible at a price of $0.03 at the option of the debenture holder.

The fair value of the common share purchase warrants was determined by reference to the fair market value of the warrants issued in connection with the debenture financing with an aggregate value of $14,800 (note 12). Each warrant entitles the holder to purchase one common share at an exercise price of $0.05 for a period of 2 years from the date of issue. The aggregate value of the transaction costs which includes the warrants is recorded against the debenture and is being amortized over the life of the debenture.

	September 30 2019	December 31 2018
	$	$
Face value of debentures	150,000	-
Transactions costs allocated to debentures	(14,800)	-
Accumulated accretion	6,166	-
Balance	141,366	-

F-17

Share Capital

Authorized share capital is made up of unlimited common shares without par value:

(i)	On April 5, 2018 and April 19, 2018, the Company completed a private placement for total gross proceeds of $579,910 through the issue of 16,568,851 units at a price of $0.035 per unit. Each unit consisted of one common share of the Company, one full common share purchase warrant exercisable at $0.05 for 2 years and a NSR in relation to the Telamayu project. No value was placed upon the NSR at this time since the project is not in production and the project does not have a current value on the condensed interim consolidated statement of financial position. The fair value of common share purchase warrants issued in this placement was estimated at $248,500,

Share issue costs incurred on this private placement included cash cost of $13,792 and the issue of 114,000 broker warrants valued at $3,450. Each broker warrant entitles the holder to purchase one common share and one common share purchase warrant at an exercise prices of $0.05 and expire on March 30, 2020. Each common share purchase warrant entitles the holder to purchase one common share at a price of $0.05 per warrant for a period of 24 months from the date of closing the private placement. A family member of a director of the Company participated in the financing for $10,000 (refer to Note 8).

(ii)	On May 14, 2018, the Company issued 2,264,475, common shares of the Company at a fair market value of $0.035 per common share for an aggregate value of $79,257 to settle $113,224 , of which $100,000 was owed to officers of the Company, (Note 8). The gain from settlement of the debt of $33,967 is recognized in the condensed interim consolidated statement of loss and comprehensive loss.

(iii)	On September 21, 2018, a total of 1,000,000 warrants were exercised for 1,000,000 common shares of the Company for gross proceeds of $50,000. The fair market value adjustment from the exercise of the warrants was $15,000.

(iv)	On December 4, 2018, the Company completed a private placement for total gross proceeds of $219,000 through the issue of 8,760,000 units at a price of $0.025 per unit. Each unit consisted of one common share of the Company and one full common share purchase warrant exercisable at $0.05 for 2 years. The fair value of common share purchase warrants issued in this placement was estimated at $90,400 using the Black-Sholes option pricing model (see note 12).

(v)	On July 26, 2019, the Company completed a private placement for total gross proceeds of $85,000 through the issue of 4,250,000 units at a price of $0.02 per unit. Each unit consisted of one common share of the Company and one-half of one common share purchase warrant exercisable at $0.05 for 2 years. The fair value of common share purchase warrants issued in this placement was estimated at $58,280 using the Black-Sholes option pricing model (see note 12).

F-18

Warrant Reserve

The movements in the number and estimated fair value of outstanding broker warrants and share purchase warrants are as follows:

	Nine months ended September 30, 2019		Year ended December 31, 2018
	Number Outstanding	Weighted Average Exercise Price $	Number Outstanding	Weighted Average Exercise Price $
Balance, beginning of period	27,004,908	0.05	16,864,746	0.10
Issued	3,650,000	0.05	25,613,148	0.05
Exercised	-	-	(1,000,000)	0.05
Expired	(725,000)	0.10	(14,472,986)	0.10
Balance, end of period	29,929,908	0.05	27,004,908	0.05

The exercise price, expiry date, and the fair value assigned to warrants issued and outstanding as at September 30, 2019 are as follows:

Expiry Date	Weighted Average Exercise Price $	Fair Value $	Warrants Outstanding	Contractual Life (yr)
August 14, 2022	0.05	10,170	333,500	2.87
September 22, 2022	0.05	63,530	1,333,260	2.98
March 30, 2020	0.05	3,450	114,000	0.50
March 30, 2020	0.05	34,247	2,283,434	0.50
April 19, 2020	0.05	199,253	13,285,714	0.55
May 11, 2020	0.05	8,890	170,000	0.61
December 5, 2020	0.05	90,400	8,760,000	1.18
May 1, 2021	0.05	14,800	1,500,000	1.59
July 16, 2021	0.05	58,280	2,150,000	1.79
	0.05	483,020	29,929,90	1.01

The fair values of the warrants issued during the year ended December 31, 2018 and nine months ended September 30, 2019 were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	2019	2018
Risk free interest rate	1.55%	1.81% -1.92%
Expected dividend yield	Nil	Nil
Exercise price	$_______5-$0.05	$0.025-$0.04
Share price	$0.05-$0.03	$0.05
Expected volatility	180%-174%	175% - 174%
Expected life	2 years	2 years

F-19

Option pricing models require the input of subjective assumptions regarding the expected volatility. Changes in assumptions can materially affect the estimate of fair value, and therefore, use of Black-Scholes option pricing model may not provide a realistic measure of the fair value of the Company’s warrants at the date of issue.

Stock Options

The Company has a stock option plan (the “Plan”), under which the Company may grant options to directors, officers, employees, and third-party service providers. Under the terms of the Plan that was re-approved by the shareholders on July 18, 2018, the Company is authorized to issue a maximum of 10% of the issued and outstanding shares.

The purpose of the Plan is to attract, retain and motivate directors, officers, and certain third-party service providers by providing them with the opportunity to acquire a proprietary interest in the Company and benefit from its growth. The options granted under the Plan are non-assignable, have a term of 5 years and vest over periods of up to two years from the date of issue.

	Nine months ended September 30, 2019		Year ended December 31, 2018
	Number Outstanding	Weighted Average Exercise Price $	Number Outstanding	Weighted Average Exercise Price $
Balance, beginning of period	5,500,000	0.08	5,390,000	0.09
Granted	-	-	150,000	0.07
Expired/Cancelled	-	-	(40,000)	1.00
Balance, end of period	5,500,000	0.08	5,500,000	0.08

Options to purchase common shares outstanding at September 30, 2019 carry exercise prices and remaining terms to maturity as follows:

Expiry Date	Weighted Average Exercise Price $	Grant Date Fair Value $	Number of Options Outstanding	Number of Options Exercisable	Weighted Average Contractual Life (yr.)
March 15, 2021	0.07	84,390	2,850,000	2,850,000	1.46
April 1, 2022	0.07	10,425	300,000	300,000	2.50
October 24, 2022	0.10	81,400	2,200,000	2,200,000	3.07
October 2, 2023	0.07	4,500	150,000	150,000	4.01
	0.08	180,715	5,500,000	5,500,000	2.12

During the year ended December 31, 2018, 150,000 new options were granted. The Company recognized a total share-based payment expense of $4,500 for the year ended December 31, 2018 in respect of the options vested during the year. For the nine months ended September 30, 2019, the Company did not grant new options and did not have any share-based payment expenses. Share based payments expense is included in operating and administrative costs.

F-20

The fair values of the options issued for the year ended December 31, 2018 were estimated using the Black-Scholes option pricing model with the following assumptions:

2018
Risk free interest rate	2.42%
Expected dividend yield	Nil
Exercise price	$0.07
Share price	$0.03
Expected volatility	297%
Expected life	5 years

Loss per Share

The calculation of basic and diluted loss per share for the nine months ended September 30, 2019 was based on the loss attributable to common shareholders of $891,357 (2018 – $950,996) and the weighted average number of common shares outstanding of 97,442,645 (2018 – 79,535,483). For the three months ended September 30, 2019, basic and diluted loss per share was based on the loss attributable to common shareholders of $265,714 (2018 – $324,382) and the weighted average number of common shares outstanding of 100,020,423 (2018 – 87,243,756) and did not include the effect of share purchase options and warrants outstanding as they would be anti-dilutive.

Operating and Administrative

Operating and administrative expense consists of the following:

	Three months ended September 30		Nine months ended September 30
	2019	2018	2019	2018
	$	$	$	$
Salaries and management fees (note 8)	71,250	72,540	213,750	215,040
Professional fees	8,150	50,062	67,235	130,279
Shareholder information and filing fees	73,329	30,482	144,775	147,230
Travel	(2,358)	17,929	10,327	42,861
General office expenses	2,629	15,873	13,181	28,398
Foreign exchange gain/loss	-	-	(2,103)	-
Total	153,000	186,886	447,165	563,808

F-21

Finance Charges

Finance charges consist of the following:

	Three months ended September 30		Nine months ended September 30
	2019	2018	2019	2018
	$	$	$	$
Interest and bank charges	2,623	1,659	3,434	3,546
Loan payable interest (note (9))	6,725	6,725	20,175	20,175
Debenture interest (note (10))	29,400	24,900	82,200	70,917
Accretion expense (note (10))	17,750	24,760	67,906	69,105
Total	56,498	58,044	173,715	163,743

Financial Risk Factors

The Company's risk exposures and the impact on the Company's financial instruments are summarized below:

Credit risk

The Company has no significant concentration of credit risk arising from operations. Management believes that the credit risk concentration with respect to sales tax receivable is remote.

Liquidity risk

As at September 30, 2019, the Company had a cash balance of $1,243 (December 31, 2018 - $25,900) as against current liabilities of $4,065,569 (December 31, 2018 - $3,323,813 ). The Company does not have sufficient cash reserves to fund its administrative costs and fund any project development initiatives for the coming twelve-month period, and to repay its liabilities to trade creditors and debt holders. Management is actively involved in identifying reclamation ventures amenable to the application of the Company’s technology and in seeking new equity financing to enable it to service the Company’s liabilities and its ongoing administrative costs. There can be no assurance that the Company will be successful in these initiatives.

Market risk

(a) Interest rate risk

The Company has cash earning interest at a variable interest rate, a loan payable and debentures bearing interest at 12% per annum. The Company's current policy is to invest excess cash in investment-grade short-term deposit certificates issued by its banking institutions.

(b) Foreign currency risk

The Company's functional currency is the Canadian dollar. Major purchases are transacted in Canadian dollars. The Company funds certain operations and administrative expenses using United States dollars. Management believes the foreign exchange risk derived from currency conversions is negligible and therefore does not hedge its foreign exchange risk.

F-22

(c) Price risk

The Company is not exposed to price risk with respect to commodity prices because the Company is not a producing entity.

Classification of financial instruments

Financial assets included in the statement of financial position are as follows. All of the financial assets are reflected at amortized costs, as at:

	September 30 2019	December 31 2018
Financial assets at amortized cost:
Cash	$1,243	$25,900
Other receivables	$5,030	$1,160

Financial liabilities included in the statement of financial position are as follows. All of the financial liabilities are reflected at amortized costs, as at:

	September 30 2019	December 31 2018
Financial liabilities at amortized cost:
Payable to Aquila Resources Inc	$161,294	$161,294
Accounts payable and accrued liabilities	$2,793,024	$2,320,409
Loan payable	$150,000	$150,000
Debentures	$961,251	$758,145

Fair value

The condensed interim consolidated statements of financial position carrying amounts for cash, receivables and trade payables, approximate fair value due to their short-term nature.

The following provides a description of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable:

●	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

●	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

F-23

Capital Management

The Company defines capital as shareholders’ equity. The Company’s objective when managing its capital is to restore its deficit to a positive balance in order to provide an adequate return to shareholders by maintaining a sufficient level of funds, in order to support the acquisition, assessment and evaluation, and development of mineral reclamation properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business.

The Company is currently in the early stages of evaluation and assessment of projects; as such, the Company is dependent on external financing to fund its activities. In order to carry out the assessment and evaluation of the projects and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company will continue to assess new properties and seek to acquire an interest in additional properties, if it feels there is sufficient geologic or economic potential, and if it has adequate financial resources to do so.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. The Company does not have externally imposed capital requirements. The Company's capital management objectives, policies and processes have remained unchanged during the nine months ended September 30, 2019 and year ended December 31, 2018.

The Company is not subject to any capital requirements imposed by a lending institution or regulatory body, other than of the Canadian Securities Exchange (“CSE”). The impact of any violation of CSE policy is not known and is ultimately dependent on the discretion of the CSE.

Commitments and Contingencies

Management contract

The Company currently has an employment agreement with the provision of termination and change of control benefits with an officer of the Company. The agreement for the officer provides that in the event that their employment is terminated by the Company other than for cause then the officer shall be entitled to a lump sum payment amount equal to 12 months base salary plus 1 month salary for each year of service, to a max of 36 months base salary. If a change of control were to occur, the officer would be entitled to 2 years of compensation (salary plus bonus), or the equivalent of $450,000. As a triggering event has not taken place, the contingent payments have not been reflected in these condensed interim consolidated condensed interim consolidated financial statements.

Net Smelter Return Royalty

As part of the private placements completed in 2017 and 2018, the Company issued a Net Smelter Return Royalty to certain debenture investors on the Bolivia Project. The total NSR issued to date is 4.73%. Refer to Note 20 for current status of project,

Environmental matters

The Company’s exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company conducts its operations so as to protect public health and the environment and believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

F-24

Bolivia project

On May 24, 2016, BacTech announced that its 98% owned Bolivian subsidiary Empresa Minera Ambiental BacTech S.A. ("EMABSA"), had signed an Association Contract with Corporación Minera de Bolivia ("COMIBOL"), the state mining company of Bolivia. On September 15, 2016, the Bolivian government approved and ratified the agreement.

The ten-year contract called for the environmental remediation and restoration of the “Antigua” tailings and an option on the “Nuevo" tailings, both situated at the Telamayu mill site. The agreement envisioned three phases, with the first phase focused on the completion of a technical study on the Antigua tails.

The Company was obligated to carry out an investigation of building a processing plant at Telamayu. Phase one was the completion of drilling, assay and metallurgical work to confirm economic viability of the project. To complete this the Company was required to put up a performance bond of $33,000, which was included in prepaids but now expensed.

On September 9, 2019, BacTech announced that it will not proceed with the reclamation of the Telamayu tailings project in Bolivia. After completing metallurgical test work on the project and evaluating the economics of the project it was decided that the project would be too difficult to finance. It was estimated that the project would cost up to $US 9M.

The inability to recover tin into a suitable concentrate severely hampered the economics of the project. Given the fact the value of the tin made up roughly 50% of the value of the contained metal in the tailings financing the project was deemed to be too difficult.

Subsequent events

Debentures

For the debentures that have reached their maturity date , the Company requested that debenture holders of the Company’s extend the term of the debentures for an additional 12 months. In consideration for the extension of the maturity date, the Company would issue common share purchase warrant allowing the investors to purchase a common share of the corporation at five cents for a period of three years for each $0.05 of debenture held. The Company has negotiated with the debenture holders and finalized the documentation required to complete this extension.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation
2.2	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
6.1	License Agreement by and between the Company and GMR Inc., dated March 1, 2019
6.2	Employment Agreement by and between the Company and Ross Orr, dated December 1, 2012
6.3	Employment Agreement by and between the Company and Louis Nagy, dated January 1, 2018
11.1	Consent of UMY McGovern, Hurley, Cunningham, LLP
12.1	Opinion of Law Office of Andrew Coldicutt

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on April 2, 2020.

(Exact name of issuer as specified in its charter):	BacTech Environmental Corporation

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ross Orr
Ross Orr, Chief Executive Officer (Principal Executive Officer).

(Date): April 2, 2020

By:	/s/ Louis R. Nagy
Louis R. Nagy, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): April 2, 2020

SIGNATURES OF DIRECTORS:

/s/ Ross Orr	April 2, 2020
Ross Orr, CEO, Director	Date

/s/ John C. Gingerich	April 2, 2020
John C. Gingerich, Director	Date

/s/ Louis R. Nagy	April 2, 2020
Louis R. Nagy, CFO Director	Date

/s/ Jay Naster	April 2, 2020
Jay Naster, Director	Date

/s/ Donald Whalen	April 2, 2020
Donald Whalen, Director	Date

/s/ Walter Cimowski	April 2, 2020
Walter Cimowski, Director	Date

/s/ Tim Lewin	April 2, 2020
Tim Lewin Director	Date

/s/ Jay Richardson	April 2, 2020
Jay Richardson, Director	Date

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